UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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INTUIT INC.

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INTUIT INC.

NOTICE OF 2006 ANNUAL MEETING OF
STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend our 2006 Annual Meeting of Stockholders, which will be held at 8:30 a.m. Pacific Standard Time on December 15, 2006 at our offices at 2600 Casey Avenue, Building 9, Mountain View, California.

We are holding the meeting to:

1.	Elect nine members to our Board of Directors;

2.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2007;

3.	Approve an amendment to our 2005 Equity Incentive Plan to (1) extend the term of the plan by an additional year; and (2) add 10,000,000 shares to cover awards under the plan through its amended term;

4.	Approve an amendment to our Employee Stock Purchase Plan to increase the number of shares available for issuance under that plan by 3,000,000 shares; and

5.	Consider any other matters that may properly be brought before the meeting.

Items 1 through 4 are more fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

Only stockholders who owned our stock at the close of business on October 20, 2006 may vote at the meeting, or at any adjournment or postponement of the meeting. For 10 days prior to the annual meeting, a list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Mountain View. If you would like to view the stockholder list, please call Intuit Investor Relations at (650) 944-3560 to schedule an appointment.

Your vote is important. Whether or not you plan to attend the meeting, please submit your proxy either via the Internet, by phone, or by mail. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs.

By order of the Board of Directors,

Laura A. Fennell
Vice President, General Counsel and Corporate Secretary

Mountain View, California
November 3, 2006

INTUIT INC.
PROXY STATEMENT 2006 ANNUAL MEETING OF STOCKHOLDERS OF INTUIT INC.

Page

REPORT OF THE AUDIT COMMITTEE	30
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	32
PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
The Audit Committee’s Policy on Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm	33
Fees Paid to Ernst & Young LLP	33
PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN	35
PROPOSAL NO. 4 — APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN	41
EQUITY COMPENSATION PLAN INFORMATION	44
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS	45
APPENDIX A	A-1
Supplemental Information for the Compensation Committee Report — Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures
APPENDIX B	B-1
Charter of the Audit Committee of the Board of Directors

INTUIT INC.
P.O. Box 7850
Mountain View, CA 94039-7850

PROXY STATEMENT
FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

Intuit’s Board of Directors is asking for your proxy for use at the Intuit Inc. 2006 Annual Meeting of Stockholders (the “Meeting”) and at any adjournment or postponement of the Meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are holding the Meeting on Friday, December 15, 2006 at 8:30 a.m. Pacific Standard Time at our offices at 2600 Casey Avenue, Building 9, Mountain View, California. We have first sent copies of this proxy statement to Intuit stockholders beginning on November 3, 2006.

Record Date, Outstanding Shares and Quorum

Only holders of record of Intuit common stock at the close of business on October 20, 2006 (called the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, we had approximately 348,064,328 shares outstanding and entitled to vote, held by approximately 866 stockholders of record and approximately 103,338 beneficial owners, who may hold their shares through banks, brokers or other nominees. We need a quorum to take action at the Meeting. We will have a quorum if a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of Intuit stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, these shares (called “broker non-votes”) will also be counted as present in determining whether we have a quorum but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter. Please note that banks and brokers cannot vote shares held on behalf of their clients on “non-routine” matters, such as Proposal 3 and Proposal 4 regarding the approval of amendments to Intuit’s 2005 Equity Incentive Plan and Employee Stock Purchase Plan.

If by the date of the Meeting we do not receive sufficient shares to constitute a quorum or approve one or more of the proposals, the Chair of the Meeting, or the persons named as proxies, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Effect of Recent Stock Split

On July 6, 2006, Intuit effected a two-for-one stock split in the form of a 100% stock dividend. All share numbers in this proxy statement reflect the effect of the stock split.

Voting Rights

Holders of our common stock are entitled to one vote for each share they owned on the Record Date. Cumulative voting for directors is not permitted. The Inspector of Elections appointed for the Meeting will tabulate all votes. The Inspector will separately tabulate yes and no votes, abstentions and broker non-votes for each proposal.

Voting and Revoking Proxies

Intuit’s Board of Directors is soliciting the proxy included with this proxy statement for use at the Meeting. All stockholders have three options for submitting their vote prior to the Meeting:

•	via the Internet at www.proxyvote.com;

•	by phone (please see your proxy card for instructions); or

•	by mail, using the paper proxy card.

We encourage you to register your vote via the Internet. If you attend the Meeting, you may also submit your vote in person, and any votes that you previously submitted — whether via the Internet, phone or mail — will be superseded by the vote that you cast at the Meeting. Whether your proxy is submitted via the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the Meeting, your shares will be voted at the Meeting in the manner set forth in this proxy statement or as otherwise specified by you. If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal 1 and in favor of Proposals 2, 3 and 4. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Whether you submit your proxy via the Internet, phone or mail, you may revoke it at any time before voting takes place at the Meeting. If you are the record holder of your shares and you wish to revoke your proxy, you must deliver instructions to: Laura A. Fennell, Corporate Secretary, at Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850. You may also revoke a proxy by submitting a later-dated vote, in person at the Meeting. Please note that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the Meeting, you must bring to the Meeting a letter from the record holder confirming your beneficial ownership of the shares. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.

Soliciting Proxies

Intuit will pay all expenses of soliciting proxies to be voted at the Meeting. After the proxies are initially distributed, Intuit and/or its agents may also solicit proxies by mail, electronic mail, telephone or in person. We have hired a proxy solicitation firm, Innisfree M&A Incorporated, to assist us in soliciting proxies. We will pay Innisfree a fee of $8,500 plus their expenses, which we estimate will be approximately $7,500. After the proxies are initially distributed, we will ask brokers, custodians, nominees and other record holders to forward copies of the proxy statement, proxy card and other materials to people for whom they hold shares, and to request that the beneficial holders give them authority to complete and sign the proxies. We will reimburse record holders for reasonable expenses they incur in forwarding proxy materials to beneficial holders.

Voting Results

The preliminary voting results will be announced at the Meeting. The final voting results will be tallied by our Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ending January 31, 2007.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate voting materials to stockholders who may have more than one Intuit stock account, we have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, certain stockholders of record who have the same address and last name and don’t participate in electronic delivery of proxy materials will receive only one copy of our annual report, proxy statement and any additional proxy soliciting materials sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to receive separate proxy cards.

How to Obtain a Separate Set of Voting Materials

If you received a householded mailing this year, and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to Investor Relations, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California, 94039-7850, or call (650) 944-3560. You may also contact us at the address or phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call (800) 542-1061 or send a written request to Investor Relations at the above address.

Annual Report and Additional Materials

An annual report for the fiscal year ended July 31, 2006 is being distributed with this proxy statement. Copies of our report on Form 10-K for the fiscal year (excluding exhibits) may be obtained without charge by writing to Investor Relations, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California, 94039-7850, or by calling (650) 944-3560.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Overview

We regularly monitor corporate governance developments and review our policies, processes and procedures to see that Intuit complies with applicable laws, regulations and listing standards. A key component of our efforts includes the review of new or amended federal laws that affect corporate governance and rules adopted by the SEC, Nasdaq and the New York Stock Exchange, as well as evolving corporate governance best practices.

We maintain a corporate governance page on our company website that includes key information about corporate governance matters, including copies of our Corporate Governance Principles, Business Conduct Guide (our code of ethics for all employees, including our Company’s senior executive and financial officers), our Board Code of Ethics and the charter for each Board committee. The link to this corporate governance page can be found at www.intuit.com/about_intuit/investors/corporate_gov.

Corporate Governance Principles

Our Board has adopted Corporate Governance Principles that are designed to assist the Board in following practices and procedures that serve the best interests of Intuit and our stockholders. The Nominating and Governance Committee is responsible for overseeing these Principles and making recommendations to the Board regarding any changes. These Principles address, among other things, our policy on retirement, succession planning and senior leadership development, Board performance evaluations, committee structure and stock ownership requirements.

Director Independence

Our Board currently consists of ten directors, of whom nine are standing for election. Intuit has determined that each of our directors — other than Mr. Bennett, Mr. Campbell and Mr. Cook — qualifies as an “independent director” as defined under Nasdaq listing requirements. To be considered independent, a director may not be employed by Intuit or engage in certain types of business dealings with Intuit. In addition, as required by Nasdaq rules, the Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the company with regard to each director’s business and personal activities as they relate to Intuit and Intuit’s management.

Directors Standing for Election

The names of the nominees for director are set forth below. The authorized number of directors is currently ten, and effective immediately prior to the Meeting, the authorized number of directors will be reduced to nine.

Each of the incumbent directors listed below has been nominated for election by the Board of Directors upon recommendation by the Nominating and Governance Committee. As announced in October 2006, Donna L. Dubinsky has decided not to stand for re-election and is expected to serve as a director until the date of the Meeting. Each of the other incumbent directors has agreed to stand for re-election.

In August 2006, Diane B. Greene was appointed to the Board of Directors upon the recommendation of the Nominating and Governance Committee. Ms. Greene was brought to the attention of the Nominating and Governance Committee as a candidate by a third-party search firm, which provided assistance in identifying and evaluating Board candidates.

Information concerning the nominees for director is provided below.

Stephen M. Bennett (Age 52)
President and Chief Executive Officer, Intuit Inc.

Mr. Bennett has been President and Chief Executive Officer and a member of Intuit’s Board of Directors since 2000. Prior to joining Intuit, Mr. Bennett spent 23 years with General Electric Corporation. From December 1999 to January 2000, Mr. Bennett was an Executive Vice President and a member of the board of directors of GE Capital, the financial services subsidiary of General Electric Corporation. From July 1999 to November 1999, he was President and Chief Executive Officer of GE Capital e-Business, and he was President and Chief Executive Officer of GE Capital Vendor Financial Services from April 1996 through June 1999. Mr. Bennett also serves on the board of directors of Sun Microsystems, Inc. He holds a Bachelor of Arts in Finance and Real Estate from the University of Wisconsin.

Christopher W. Brody (Age 61)
Chairman, Vantage Partners LLC

Mr. Brody has been an Intuit director since 1993 and is a member of the Audit Committee and the Compensation and Organizational Development Committee. Mr. Brody has been Chairman of Vantage Partners LLC, a private investment firm, since January 1999. From 1971 through 1998, Mr. Brody was a partner of Warburg, Pincus & Co., a venture capital and private equity investment firm. Mr. Brody also serves as a director of several privately held companies. Mr. Brody holds a Bachelor of Arts in English Literature from Harvard College and a Master in Business Administration from Harvard Business School.

William V. Campbell (Age 66)
Chairman of the Board of Directors, Intuit Inc.

Mr. Campbell has been an Intuit director since 1994. He has served as Chairman of the Board since August 1998 and was Acting Chief Executive Officer from September 1999 until January 2000. He also served as Intuit’s President and Chief Executive Officer from April 1994 through July 1998. Mr. Campbell also serves on the boards of directors of Apple Computer, Inc. and Opsware, Inc. (a provider of Internet infrastructure services). Mr. Campbell holds a Bachelor of Arts in Economics and a Masters of Science from Columbia University, where he is Chair of the Board of Trustees.

Scott D. Cook (Age 54)
Chairman of the Executive Committee, Intuit Inc.

Mr. Cook, a founder of Intuit, has been an Intuit director since 1984 and has been Chairman of the Executive Committee since August 1998. He served as Intuit’s Chairman of the Board from February 1993 through July 1998. From April 1984 to April 1994, he served as Intuit’s President and Chief Executive Officer. Mr. Cook also serves on the boards of directors of eBay Inc. and The Procter & Gamble Company. Mr. Cook holds a Bachelor of Arts in Economics and Mathematics from the University of Southern California and a Master in Business Administration from Harvard Business School, where he serves on the board of visitors of the Harvard Business School Foundation.

L. John Doerr (Age 55)
General Partner, Kleiner Perkins Caufield & Byers

Mr. Doerr has been an Intuit director since 1990 and is a member of the Nominating and Governance Committee. He has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since August 1980. He is also a director of Amazon.com, Inc., Google Inc., Move, Inc. (a web-based home-related information company) and several privately held companies. Mr. Doerr holds a Bachelor of Science and a Master of Science in Electrical Engineering and Computer Science from Rice University and a Masters in Business Administration from Harvard Business School.

Diane B. Greene (Age 51)
Executive Vice President, EMC Corporation
President, VMware, Inc.

Ms. Greene has been an Intuit director since August 2006 and is a member of the Audit Committee. She is co-founder and president of VMware and executive vice president of EMC Corporation. Ms. Greene joined EMC Corporation in January 2004 through its acquisition of VMware, which operates as an independent subsidiary and develops and sells software for virtualized desktops, servers, storage and networking. Before co-founding VMware in 1998, Greene held technical leadership positions at Silicon Graphics, Tandem, and Sybase and was chief executive officer of VXtreme. Ms. Greene holds a Bachelor of Arts in mechanical engineering from the University of Vermont, a Master of Science degree in naval architecture from the Massachusetts Institute of Technology and a Master of Science degree in computer science from the University of California, Berkeley.

Michael R. Hallman (Age 61)
President, The Hallman Group

Mr. Hallman has been an Intuit director since 1993 and is a member of the Audit Committee and the Compensation and Organizational Development Committee. Mr. Hallman has been President of The Hallman Group, a management consulting firm, since October 1992. Mr. Hallman was President and Chief Operating Officer of Microsoft Corporation from March 1990 through April 1992. Mr. Hallman is also a director of InFocus Corporation (a maker of computer-operated projection products) and Digital Insight Corporation (an application service provider for financial institutions). Mr. Hallman holds both a Bachelor’s and a Master’s degree in Business Administration from the University of Michigan.

Dennis D. Powell (Age 58)
Senior Vice President, Chief Financial Officer, Cisco Systems, Inc.

Mr. Powell has been an Intuit director since 2004 and is the Chairman of the Audit Committee. He joined Cisco Systems, a provider of networking products and services, in 1997 and has served as the Senior Vice President and Chief Financial Officer since May 2003. From January 1997 to June 2002, he was Cisco’s Vice President, Corporate Controller, and from June 2002 to May 2003, he was Senior Vice President, Corporate Finance. Prior to joining Cisco, Mr. Powell was employed by Coopers & Lybrand LLP for 26 years, most recently as a senior partner. Mr. Powell holds a Bachelor of Science in Business Administration with a concentration in accounting from Oregon State University.

Stratton D. Sclavos (Age 45)
President, Chief Executive Officer and Chairman of the Board, VeriSign, Inc.

Mr. Sclavos has been an Intuit director since 2001 and is a member of the Nominating and Governance Committee. He has been President, Chief Executive Officer and a director of VeriSign, Inc., a provider of intelligent infrastructure services for networks, since July 1995 and Chairman of its board of directors since December 2001. Mr. Sclavos is also a director of Juniper Networks, Inc. (an internet infrastructure systems provider), and Salesforce.com (a provider of customer relationship management services). Mr. Sclavos holds a Bachelor of Science in Electrical and Computer Engineering from the University of California, Davis.

Board Responsibilities and Structure

The Board oversees management’s performance on behalf of Intuit’s stockholders. The Board’s primary responsibilities are (1) to select, oversee and determine compensation for the Chief Executive Officer who, with senior management, runs Intuit on a day-to-day basis, (2) to monitor management’s performance to assess whether Intuit is operating in an effective, efficient and ethical manner in order to create value for Intuit’s stockholders, and (3) to periodically review Intuit’s long-range plan, business initiatives, capital projects and budget matters.

The Board appoints the Chairman of the Board, who may be a current or former officer of Intuit if the Board determines that it is in the best interests of Intuit and its stockholders. However, if the Chairman is also the chief executive officer, then the Board has determined that it will appoint a lead independent director. William V.

Campbell, the current Chairman of the Board, is an employee of Intuit and previously served as Intuit’s chief executive officer.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board held five meetings during fiscal 2006. The independent directors meet without management present at regularly scheduled executive sessions in connection with quarterly Board meetings. During fiscal 2006, the independent directors held four executive sessions. With respect to independent director sessions, the independent directors designate an independent director to serve as presiding director to chair these sessions. In addition, the presiding director advises the Chairman of the Board with respect to agendas and information to be provided to the Board and performs such other duties as the Board may from time to time delegate to assist it in fulfilling its responsibilities. The Board has delegated certain responsibilities and authority to the committees described below. Committees report regularly on their activities and actions to the full Board.

Attendance at Board, Committee and Annual Stockholders Meeting

The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each Board member will see that other commitments do not materially interfere with his or her service on the Board. Directors generally may not serve on the boards of more than six public companies, including Intuit’s board. Any director who has a principal job change, including retirement, must submit a letter of resignation to the Chairman of the Board. The Board, in consultation with the Nominating and Governance Committee, will review each offered resignation and determine whether or not to accept such resignation after consideration of the continued appropriateness of Board membership under the new circumstances.

No director attended less than 75% of the meetings of the Board and the committees on which he or she served. Three directors attended the 2005 Annual Meeting of Stockholders. Under the Corporate Governance Principles, all directors are encouraged to attend the annual meetings of Intuit’s stockholders.

Board Committees and Charters

The Board currently has a standing Audit Committee, Compensation and Organizational Development Committee and Nominating and Governance Committee. The members of each committee are appointed by the Board based on recommendations of the Nominating and Governance Committee. Each member of these committees is an independent director as determined by the Board in accordance with Nasdaq listing standards. Each committee has a charter and annually reviews its charter and makes recommendations to our Board for revision of its charter to reflect evolving best practices. Copies of each charter can be found on our website at www.intuit.com/about_intuit/investors/corporate_gov. Information found at Intuit’s website is not part of this proxy statement. Current committee members are identified in the following table.

Compensation and
		Organizational	Nominating and
	Audit	Development	Governance
Director	Committee	Committee	Committee
Stephen M. Bennett
Christopher W. Brody	X	X
William V. Campbell
Scott D. Cook
L. John Doerr			X
Donna L. Dubinsky	X
Diane B. Greene	X
Michael R. Hallman	X	X
Dennis D. Powell	Chair
Stratton D. Sclavos			X

Audit Committee

The Audit Committee assists the Board in its oversight of Intuit’s financial reporting, internal controls and audit functions, and is directly responsible for the selection, retention, compensation and oversight of the work of Intuit’s independent registered public accounting firm.

Our Board has determined that each member of the Audit Committee is independent under applicable Nasdaq listing standards and SEC rules and is financially literate, as required by Nasdaq listing standards. The Audit Committee also includes at least one member — Dennis D. Powell — who has been determined by the Board to meet the qualifications of an “audit committee financial expert,” as defined by SEC rules, and to meet the qualifications of “financial sophistication” in accordance with Nasdaq listing standards. Stockholders should understand that these designations related to an Audit Committee member’s experience and understanding do not impose upon him any duties, obligations or liabilities greater than those generally imposed on other members of the Audit Committee or the Board.

In fiscal 2006, the Audit Committee held 13 meetings. The responsibilities and activities of the Audit Committee are described in greater detail in “Report of the Audit Committee” on page 30.

Compensation and Organizational Development Committee

The Compensation and Organizational Development Committee assists the Board in the review and approval of executive compensation and the oversight of organizational and management development for executive officers and other employees of Intuit. Each member of this committee is independent under Nasdaq listing standards and is an “outside” director as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and a “Non-Employee Director,” as defined in Rule 16(b)-3 under the Securities Exchange Act of 1934. The committee met eight times in fiscal 2006 and also acted by unanimous written consent. For more information, see the “Compensation Committee Report” on page 18.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for seeing that the Board is properly constituted to meet its fiduciary obligations to stockholders and Intuit, and that Intuit has and follows appropriate governance standards. The Nominating and Governance Committee held three meetings in fiscal 2006.

The committee has adopted a process to identify and evaluate candidates for director, whether recommended by management, Board members, or stockholders (if made in accordance with the procedures set forth under “Stockholder Recommendations of Director Candidates” below). The committee evaluates candidates properly recommended by stockholders in the same manner as candidates recommended by others. The committee believes that all nominees for Board membership should possess the highest ethics, integrity and values and be committed to representing the long-term interests of Intuit’s stockholders. In addition, nominees should have broad, high-level experience in business, government, education, technology or public interest. They should also have sufficient time to carry out their duties as directors of Intuit and have an inquisitive and objective perspective, practical wisdom and mature judgment. The committee will also consider additional factors — such as independence, diversity, expertise and specific skills, and other qualities that may contribute to the Board’s overall effectiveness — when evaluating candidates for director. Intuit may also engage third-party search firms to provide assistance in identifying and evaluating Board candidates.

Consideration of director candidates typically involves a series of discussions, a review of available information concerning the candidate, qualifications for Board membership established by the Nominating and Governance Committee, the existing composition of the Board, and other factors the committee deems relevant. In conducting its review and evaluation, the committee may solicit the views of management, other Board members and other individuals it believes may have insight into a candidate.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company during fiscal 2006 served, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on Intuit’s Board or Intuit’s Compensation and Organizational Development Committee.

DIRECTOR COMPENSATION

Overview

Our three directors who are company employees — Mr. Bennett, Mr. Cook and Mr. Campbell — receive no additional or special compensation for serving as directors. Our non-employee directors receive a combination of equity and cash compensation for serving on our Board. The following table lists the fiscal 2006 compensation for each non-employee member of the Board.

Non-Employee Director Fiscal 2006 Compensation

Director Name	Board Fees	Stock Options
Christopher W. Brody	$60,000	30,000	(1)
		20,000	(2)
L. John Doerr	$40,000	30,000	(1)
		10,000	(3)
Donna L. Dubinsky	$45,000	30,000	(4)
		10,000	(2)
Diane B. Greene(5)	—	—
Michael R. Hallman	$60,000	30,000	(1)
		20,000	(2)
Dennis D. Powell	$60,000	40,000	(6)
Stratton D. Sclavos	$40,000	30,000	(7)
		10,000	(3)

All share amounts reflect the two-for-one stock split effected on July 6, 2006.

(1)	Exercise price $26.91 per share.
(2)	Exercise price $26.26 per share.
(3)	Exercise price $27.70 per share.
(4)	Exercise price $24.295 per share.
(5)	Ms. Greene joined the Board after the end of fiscal 2006.
(6)	Exercise price $24.625 per share.
(7)	Exercise price $23.90 per share.

Scott D. Cook and William V. Campbell are directors who are also employees of Intuit but are not named in the Summary Compensation Table on page 24 below. For fiscal 2006, Mr. Cook received cash compensation of $903,375, including salary and bonus, and Mr. Campbell received cash compensation of $660,000, including salary and bonus. Neither Mr. Cook nor Mr. Campbell received equity awards for fiscal 2006. The fiscal 2006 compensation for Stephen M. Bennett, Intuit’s President and Chief Executive Officer, is set forth in the section entitled “Executive Compensation” beginning on page 24.

Annual Retainer for Non-Employee Directors

Non-employee directors are paid an annual cash retainer of $30,000, plus additional cash retainers based on their committee service. These annual retainers are paid in quarterly installments and are listed in the following table:

Position	Annual Amount
Board Member	$30,000
Audit Committee Chair	$30,000
Non-Chair Audit Committee Members	$15,000
Compensation and Organizational Development Committee Member	$15,000
Nominating and Governance Committee Member	$10,000

We reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Automatic Option Grants to Non-Employee Directors Under the 2005 Equity Incentive Plan

All options granted to non-employee directors in fiscal year 2006 were made pursuant to a shareholder-approved non-discretionary formula set forth in our 2005 Equity Incentive Plan (the “Plan”), which our stockholders approved in December 2004 and amended in December 2005. As a result of the two-for-one stock split in early July 2006, the number of shares subject to the Plan’s non-discretionary formula automatically doubled. The Board subsequently amended the Plan on July 26, 2006, to reduce the number of shares subject to the options granted to directors for service on the board or a committee under the formula by 25%, except for the size of each option grant awarded for a director’s service as a board-designated Committee chair. The exercise price for each option granted to a non-employee director is the fair market value of Intuit’s stock on the grant date. Pursuant to the terms of the Plan’s non-discretionary formula, each initial option grant is granted on the date a non-employee board member first becomes a member of the Board, each succeeding annual grant is granted on the anniversary of such date and each option grant awarded for committee service is granted on the date the non-employee board member is appointed to a committee or the anniversary thereof. Beginning in fiscal 2007, the automatic option grant amounts are as set forth in the following table:

Non-Employee Board Position	Shares Subject to Option
New Board Member (on date of joining Board)	67,500
Continuing Board Member (annual grant)	22,500
Board-designated Chair of Audit Committee, Compensation and Organizational Development Committee or Nominating and Governance Committee (annual grant)	10,000
Other Committee Members (annual grant)	7,500

Initial non-employee director grants vest over four years, with 25% of the option shares vesting on the first anniversary of the grant date and the remaining 75% of the shares vesting pro rata over the next 36 months. Annual non-employee director grants vest over two years, with 50% of the option shares vesting on the first anniversary of the grant date and the remaining 50% vesting pro rata over the next 12 months. Committee grants vest pro rata over 12 months and are fully vested on the first anniversary of the grant date. The grants vest only while the recipient remains in service.

Director Stock Ownership Requirement

Each director is required to hold at least 3,000 shares within three years from the date the director joined the Board. The shares must then be held throughout the director’s tenure on the Board. If any director does not meet the stock ownership requirement within the designated time frame, 50% of his or her annual cash retainers will be made in the form of Intuit stock until compliance is achieved.

STOCKHOLDER MATTERS

Stockholder Communications with the Board

The Nominating and Governance Committee is responsible for receiving stockholder communications on behalf of the Board. Any stockholder may send communications by mail to the Board or individual directors c/o Corporate Secretary, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850 or via our website at www.intuit.com/about_intuit/investors/corporate_gov. The Board has instructed the Corporate Secretary to review this correspondence and determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. The Corporate Secretary may also forward certain communications elsewhere in the company for review and possible response. In particular, communications such as product or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

Stockholder Recommendations of Director Candidates

As discussed above, our Nominating and Governance Committee will consider director candidates recommended by a stockholder. A stockholder seeking to recommend a candidate for the committee’s consideration should submit the candidate’s name and qualifications to: Nominating and Governance Committee, c/o Corporate Secretary, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850 or via our website at www.intuit.com/about_intuit/investors/corporate_gov. You may also find a copy of a document entitled “Process of Identifying and Evaluating Nominees for Director” on that web page.

Stockholder Proposals for the 2007 Annual Meeting of Stockholders

Any stockholder who intends to present a proposal for inclusion in Intuit’s 2007 proxy statement and form of proxy must submit the proposal, in writing, so that the Corporate Secretary receives it at our principal executive offices by July 6, 2007. Any stockholder who wishes to bring a proposal before the 2007 Annual Meeting of Stockholders but does not seek to include it in our proxy materials, must provide written notice of the proposal to Intuit’s Corporate Secretary, at our principal executive offices, between September 1, 2007 and October 1, 2007. In addition, our stockholders must comply with the procedural requirements in our bylaws, which stockholders can obtain from us upon request. Our bylaws are also on file with the SEC. We may reject, rule out of order or take other appropriate action with respect to any proposal that we determine does not comply with these and other applicable requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

The following table shows shares of Intuit’s common stock that we believe are owned as of September 30, 2006 by:

•	Each Named Officer (defined on page 24),

•	Each director,

•	All current directors and executive officers as a group, and

•	Each stockholder owning more than 5% of our common stock.

Unless indicated in the notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Unless indicated in the notes, the address of each beneficial owner is c/o Intuit Inc., P.O. Box 7850, Mountain View, California 94039-7850.

We calculated the “Percent of Class” based on 347,024,440 shares of common stock outstanding on September 30, 2006. In accordance with SEC regulations, we also include shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2006. Those shares are deemed to be outstanding and beneficially owned by the person holding such option for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. All share amounts reflect the two-for-one stock split effected on July 6, 2006.

	Amount and Nature of	Percent
Name of Beneficial Owner	Beneficial Ownership(1)	of Class
Directors and Executive Officers:
Scott D. Cook(1)	28,898,244	8.3%
Stephen M. Bennett(2)	4,716,967	1.3
Robert B. Henske(3)	987,310	*
Richard W. Ihrie(4)	586,069	*
Kiran M. Patel(5)	336,530	*
Brad D. Smith(6)	356,843	*
Christopher W. Brody(7)	830,416	*
William V. Campbell(8)	1,679,800	*
L. John Doerr(9)	836,978	*
Donna L. Dubinsky(10)	357,629	*
Diane B. Greene(11)	1,875	*
Michael R. Hallman(12)	631,672	*
Dennis D. Powell(13)	115,625	*
Stratton D. Sclavos(14)	252,916	*
All current directors and executive officers as a group (18 people)(15)	40,671,717	11.3%
Other 5% Stockholders:

Legg Mason Funds Management, Inc.(16)	27,149,590	7.8%
GE Pension Trust / GE Asset Management Incorporated(17)	25,005,580	7.2
Capital Research and Management Company(18)	20,146,520	5.8
PRIMECAP Management Company(19)	18,121,800	5.2

*	Indicates ownership of 1% or less.

(1)	Includes 27,797,244 shares held by trusts, of which Mr. Cook is a trustee, and 1,101,000 shares issuable upon exercise of options.

(2)	Includes 4,049,995 shares issuable upon exercise of options held by Mr. Bennett, 510,000 vested restricted stock units and 60,000 unvested restricted shares that are subject to a lapsing right of repurchase.

(3)	Includes 977,217 shares issuable upon exercise of options held by Mr. Henske.

(4)	Includes 578,885 shares issuable upon exercise of options held by Mr. Ihrie and 400 shares held by Mr. Ihrie’s family members of which Mr. Ihrie disclaims all beneficial ownership.

(5)	Includes 330,530 shares issuable upon exercise of options held by Mr. Patel.

(6)	Includes 352,213 shares issuable upon exercise of options held by Mr. Smith.

(7)	Includes 440,416 shares issuable upon exercise of options held by Mr. Brody. Vantage Partners Inc., of which Mr. Brody is chairman and a stockholder, holds 300,000 shares.

(8)	Includes 1,529,212 shares issuable upon exercise of options held by Mr. Campbell.

(9)	Includes 382,916 shares issuable upon exercise of options held by Mr. Doerr. A trust of which Mr. Doerr is a co-trustee holds the remaining 454,062 shares.

(10)	Includes 351,583 shares issuable upon exercise of options held by Ms. Dubinsky. A trust of which Ms. Dubinsky is a co-trustee holds the remaining 6,046 shares.

(11)	Represents shares issuable upon exercise of options held by Ms. Greene.

(12)	Includes 440,416 shares issuable upon exercise of options held by Mr. Hallman. A family partnership of which Mr. Hallman is a partner holds 175,200 shares.

(13)	Represents shares issuable upon exercise of options held by Mr. Powell.

(14)	Includes 246,916 shares issuable upon exercise of options held by Mr. Sclavos. A trust of which Mr. Sclavos is a co-trustee holds the remaining 6,000 shares.

(15)	Includes 10,971,139 shares issuable upon exercise of options, 510,000 vested restricted stock units, and 60,000 unvested restricted shares subject to a lapsing right of repurchase. Represents shares and options held by the individuals described in Notes 1 through 3 and 5 through 14, plus an additional 17,687 outstanding shares and 651,225 shares issuable upon exercise of options held by other executive officers.

(16)	Ownership information for Legg Mason Funds Management, Inc. and Legg Mason Capital Management, Inc. (in the aggregate “Legg Mason”) is based on a Schedule 13G filed with the SEC by Legg Mason Funds Management, Inc., reporting ownership as of December 31, 2005. Legg Mason reported shared voting and dispositive power as to 27,149,590 shares. The address of Legg Mason is 100 Light Street, Baltimore, Maryland 21202.

(17)	Ownership information for General Electric Pension Trust (“GEPT”) and GE Asset Management Incorporated (“GEAM”) is based on a Schedule 13G filed with the SEC by GEPT, GEAM and General Electric Company, reporting ownership as of December 31, 2005. GEPT and GEAM reported shared voting and dispositive power as to 5,899,568 shares and GEAM reported sole voting and dispositive power as to 19,106,012 shares. The address of GEPT and GEAM is 3001 Summer St., Stamford, Connecticut 06905.

(18)	Ownership information for Capital Research and Management Company (“Capital Research”) is based on a Schedule 13G filed with the SEC by Capital Research, reporting ownership as of December 30, 2005. Capital Research reported sole dispositive power as to 20,146,520 shares. The address of Capital Research is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(19)	Ownership information for PRIMECAP Management Company (“PRIMECAP”) is based on a Schedule 13G filed with the SEC by PRIMECAP, reporting ownership as of January 31, 2006. PRIMECAP reported sole voting power as to 3,387,000 shares and sole dispositive power as to 18,121,800 shares. The address of PRIMECAP is 225 South Lake Ave. #400, Pasadena, California 91101.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires Intuit’s directors, executive officers, and greater-than-10% stockholders to file forms with the SEC to report their ownership of Intuit shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Intuit. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2006.

COMPANY STOCK PRICE PERFORMANCE

The graph below compares the cumulative total stockholder return on Intuit common stock for the last five full fiscal years with the cumulative total return on the S&P 500 Index and the Morgan Stanley High Technology Index for the same period. The graph assumes that $100 was invested in Intuit common stock and in each of the other indices on July 31, 2001 and that all dividends were reinvested. Intuit has never paid cash dividends on its stock. The comparisons in the graph below are based on historical data — with Intuit common stock prices based on the closing price on the dates indicated — and are not intended to forecast the possible future performance of Intuit’s common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INTUIT INC., THE S & P 500 INDEX
AND THE MORGAN STANLEY HIGH TECHNOLOGY INDEX

* $100 invested on 7/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending July 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	7/31/01	7/31/02	7/31/03	7/31/04	7/31/05	7/31/06
INTUIT INC	$100.00	$127.92	$125.45	$108.90	$139.62	$179.58
S&P 500 INDEX	$100.00	$76.37	$84.50	$95.63	$109.07	$114.94
MORGAN STANLEY HIGH TECHNOLOGY INDEX	$100.00	$65.30	$82.55	$91.62	$101.38	$94.73

COMPENSATION COMMITTEE REPORT

The Compensation and Organizational Development Committee (the “Compensation Committee”) administers Intuit’s executive compensation program. To that end, the Compensation Committee oversees Intuit’s compensation plans and policies, reviews and approves compensation decisions for officers and administers Intuit’s stock compensation plans. The Compensation Committee’s Charter reflects these various responsibilities. The Charter is reviewed periodically, and was revised most recently in October 2006. You may find a copy of the charter posted on Intuit’s website at http://www.intuit.com/about _ intuit/investors/corporate _ gov.

The members of the Compensation Committee are Christopher W. Brody and Michael R. Hallman, each of whom is an independent director. The Board appoints Compensation Committee members based upon the recommendation of its Nominating and Governance Committee, which is also composed solely of independent directors.

The Compensation Committee met eight times during fiscal 2006, including four meetings in June and July 2006 during Intuit’s annual pay-for-performance review cycle. In addition to these eight meetings, the Compensation Committee also acted by unanimous written consent. The Compensation Committee is supported by the Rewards group in Intuit’s Human Resources Department. The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee. The Compensation Committee has exercised this authority to engage the services of an outside compensation consultant.

General Compensation Philosophy

Intuit takes a pay-for-performance and performance management approach to executive compensation. We seek to balance the interests of our three key stakeholders — employees, customers and stockholders by:

•	Rewarding leaders for their individual impact on Intuit’s progress against one-year operational and longer term strategic plans;

•	Reinforcing strategic and business plans to position Intuit for growth; and

•	Enhancing stockholder value over time.

Intuit employees’ compensation varies based on the individual employee’s performance. Each major compensation component is structured to provide significant differentiation based on individual performance. Intuit’s primary compensation components are:

•	base salary,

•	an annual cash incentive award; and

•	stock incentives in the form of stock options and restricted stock units (“RSUs”).

The pool of funds made available for employees’ compensation is based on Intuit’s overall performance. Intuit strives to make its compensation market competitive and effective in attracting and retaining high performing employees. Intuit considers the employee’s total compensation for both the short-term and long-term to assess the retentive value of that compensation. In fiscal 2006, the Compensation Committee approved the use of RSUs at all job levels in order to increase employee retention by providing a competitive form of equity incentive that would have value regardless of fluctuations in Intuit’s stock price. In addition, the Compensation Committee approved the use of RSUs which vest for key executive officers based on achievement of performance goals, in order to encourage higher performance.

In fiscal 2006, as in prior years, the Compensation Committee engaged its outside compensation consultant to provide a comprehensive market study of Intuit’s compensation to its Chief Executive Officer and its senior leadership executive team, comprised of direct reports to the Chief Executive Officer and other key senior executives. The comparable companies the Compensation Committee selected for the study are primarily technology companies, some of which are included in the indices referenced in our performance graph on page 17, and some of which are competitors for talent or are direct business competitor companies. The Compensation Committee met with its outside compensation consultant on a number of occasions to review, discuss and analyze the data, including the types of performance goals to be used in granting RSUs and the ratio of RSUs granted to executives in relation to stock options. Throughout this review process, the Compensation Committee solicited and obtained additional information from both its outside consultant and management.

The fiscal 2006 study showed that Intuit’s base pay and cash incentive compensation and its equity incentives to its executive officers, including its Chief Executive Officer, are competitive with the market. The Compensation Committee took these and other findings into account in determining total compensation for the executive officers and the Chief Executive Officer in the fiscal 2006 pay-for-performance review cycle.

In addition to the study, the Compensation Committee reviewed tally sheets that the Rewards group prepared detailing the compensation of the Chief Executive Officer and each named executive officer. These tally sheets detail all components of compensation for these executives, including the compensation such executives would be eligible to receive under different termination scenarios and in the event of the executives’ termination in connection with a change in control of Intuit.

The Compensation Committee also considered a number of other factors in determining whether to increase an executive’s base salary and whether the executive should receive an annual incentive award. The Compensation Committee reviewed (1) the executive pay recommendations made by the Chief Executive Officer with respect to other officers, including talent and organizational assessment of these individuals and (2) other quantitative and qualitative factors, including the scope of the executive’s responsibilities, performance, and anticipated impact or contribution to Intuit’s success and growth as well as Intuit’s recent financial performance and market competitiveness. When assessing whether an executive should receive an equity award (including stock options and RSUs), the Compensation Committee considered the above factors as well as retention considerations. In keeping with Intuit’s pay-for-performance and performance management compensation philosophy, not all executives received a salary increase, a stock option grant or an RSU grant in the fiscal 2006 review cycle. Additionally, key executive officers, including the Chief Executive Officer, received RSU grants which vest based on the achievement of specified performance criteria.

In consultation with the Chief Executive Officer, the Compensation Committee reviewed and approved compensation decisions for the fiscal 2006 review cycle for all officers other than the Chief Executive Officer. The Compensation Committee approved the compensation for the Chief Executive Officer after consultation with the Board of Directors without Mr. Bennett present. Please see below for the compensation decisions the Compensation Committee made for Steve Bennett, Intuit’s Chief Executive Officer, for the fiscal 2006 review cycle.

Intuit Performance and CEO Compensation

Mr. Bennett has served as President and Chief Executive Officer since January 2000. As described above, in fiscal 2006 as in fiscal 2005, the Compensation Committee engaged its outside compensation consultant to provide a market analysis of Mr. Bennett’s compensation and to assist the Compensation Committee in its review and assessment of Mr. Bennett’s performance and compensation for the fiscal 2006 annual pay-for-performance review cycle.

The Compensation Committee considered many factors, including the comparative market analysis described above, in its assessment of whether Mr. Bennett’s base salary should be increased, the amount of Mr. Bennett’s annual incentive award for fiscal 2006 and the amount and type of equity compensation awards Mr. Bennett should be awarded. In conducting this assessment, the Compensation Committee considered the accomplishment of annual and longer term financial and strategic goals by Intuit and its major business units. Under Mr. Bennett’s leadership, Intuit has achieved:

Excellent Financial Performance

•	Fiscal 2006 Performance

•	Revenue increased 15% from fiscal 2005

•	Non-GAAP* operating income increased 18% over fiscal 2005

•	Non-GAAP diluted earnings per share increased 20% over fiscal 2005

•	Five Year: Year-Over-Year Performance

•	Average annual revenue growth of 16%

•	Average annual non-GAAP* operating income growth of 29%

•	Average annual non-GAAP* diluted earnings per share growth of 27%

A Stronger Leadership Team

•	Continued strengthening of Intuit’s leadership team by recruiting, promoting and developing key executives

•	Continued improvement in leadership development

•	Named one of Fortune 100 Best Companies to Work For for the fifth consecutive year

Operational Excellence — Effective Execution

•	Outstanding execution against one-year operating and longer term strategic plans

•	Continued to strengthen controllership, internal audit and governance initiatives

•	Made significant improvements in business infrastructure

•	Continued progress on customer satisfaction metrics

•	Increased focus on long-term product development initiatives

In addition to these Intuit specific accomplishments, the Compensation Committee reviewed Mr. Bennett’s continued and future potential contributions to Intuit’s success and growth and his total annual and long-term incentive compensation. Based on the foregoing, the Compensation Committee, after consultation with the Board of Directors without Mr. Bennett present, set the following compensation for Mr. Bennett — See the “Summary Compensation Table” on page 24:

•	His base salary was unchanged at $1,100,000 for fiscal 2007;

•	He was awarded a $3,170,000 incentive bonus consistent with his performing above targeted levels based on the criteria established by the Compensation Committee at the beginning of the fiscal year (and discussed

*  For a quantitative reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, see Appendix A to this Proxy Statement.

with the Board of Directors) for the annual incentive bonus, under Intuit’s stockholder approved Senior Executive Incentive Plan. Mr. Bennett’s performance against those criteria was also discussed with the Board of Directors at the end of the year, without Mr. Bennett present;

•	A $175,000 contribution to Intuit’s Executive Deferred Compensation Plan was approved as a retirement contribution on his behalf for fiscal 2006, pursuant to his employment agreement; and

•	He was granted a stock option on July 26, 2006 to purchase 100,000 shares with an exercise price equal to fair market value on the date of grant, with 50% of the shares vesting on the first anniversary of the grant date and the remaining 50% of the shares vesting on the second anniversary;

•	He was granted a performance-based RSU for 100,000 shares on August 25, 2006. Mr. Bennett vests in 50% of the shares on July 31, 2007 if certain performance criteria based on growth of Intuit’s net revenue and operating income for fiscal 2007 are reached and vests in the remaining 50% of the shares on July 31, 2008 if certain performance criteria based on the factors noted above for fiscal 2008 are reached. If each of the performance criteria is not met for each respective year, that portion of the award terminates.

•	In addition, Mr. Bennett satisfied the performance-based vesting criteria based on growth of Intuit’s net revenue and operating income for fiscal 2006 which was required for him to vest in the 100,000-share RSU granted to him on July 29, 2005. This award will vest in full on July 29, 2008, provided Mr. Bennett remains continuously employed by Intuit through that date, as described in the Summary Compensation Table on page 24.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1,000,000 per year to those executives whose compensation is detailed in the Summary Compensation Table (see page 24) is not tax deductible to Intuit unless certain requirements are met. Although not required by law to do so, Intuit has taken steps so that most executive compensation is deductible, including the use of performance-based equity incentives and the shareholder approved Senior Executive Incentive Plan. Certain income received by the Chief Executive Officer in fiscal 2006 when he vested in part of two restricted stock grants that he received when he was hired in January 2000 are not deductible by Intuit under Section 162(m).

Intuit does not expect that the deductibility of compensation to officers other than the Chief Executive Officer will be affected by the limitations of Section 162(m) in fiscal 2007. Intuit expects that the only significant amount of non-deductible compensation paid to the Chief Executive Officer in fiscal 2007 will be the $100,000 of his base salary in excess of $1,000,000 and the amount attributable to the vesting of 7,500 shares of his new hire restricted stock award, because the performance criteria related to his incentive bonus and equity-related compensation were satisfied. However, since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that Intuit may enter into compensation arrangements under which payments are not deductible under Section 162(m).

Stock Compensation and Executive Officer Share Ownership

Stock options and RSUs are a critical component of Intuit’s efforts to attract and retain executive officers and other employees. Generally, Intuit limits its option grants to new-hire, performance review and retention grants. Intuit grants options to provide a long-term incentive for the employee to remain with Intuit. Options provide value only if Intuit’s stock price increases (which benefits all stockholders), and only if the employee remains with Intuit until his or her options vest. Intuit’s standard practice is to grant options that vest over a three-year period.

Intuit is sensitive to the concerns of its stockholders regarding the dilutive impact of stock options and RSUs. Accordingly, Intuit has designed its equity grant practices to reflect an appropriate balance between stockholders’

dilution concerns and Intuit’s need to remain competitive by recruiting and retaining high-performing employees. Both of Intuit’s equity compensation plans have been approved by stockholders. Over the last four fiscal years:

•	Intuit has significantly reduced the number of shares it grants each year as equity awards;

•	Intuit has substantially reduced the number of shares it has available to grant each year; and

•	Intuit has reduced the overall dilution of its equity compensation plans.

Intuit implemented its mandatory share ownership program for directors and senior and executive vice presidents in 2003. The first phase of this program requires Senior Vice Presidents and members of the Board of Directors to hold a minimum of 3,000 shares each and the Chief Executive Officer to hold a minimum of 100,000 shares within three years after the date the individual is appointed to a position subject to the share ownership program.

Studies have shown that companies whose CEOs and executive officers own a significant amount of their own company’s stock perform better than those with low ownership. To encourage officers subject to the mandatory ownership requirements to purchase and hold Intuit shares, Intuit launched a matching award program. Under that program, Intuit’s executive officers have increased the number of shares of Intuit stock that they hold. For each two shares an executive subject to the ownership requirements purchases during the three year compliance period, Intuit will grant the executive an RSU for one share under the Plan, up to a maximum of 1,500 shares. These matching awards vest as to 100% of the shares subject to the award four years after the award date, or on the officer’s death or disability and on a pro-rata basis upon certain terminations of employment.

Intuit’s Management Stock Purchase Program

Commencing on January 1, 2007, as a method of encouraging ownership of Intuit’s stock by executives, Intuit is launching a Management Stock Purchase Program (“MSPP”) which will replace the matching award program described above. Under the MSPP, employees at the director level and above will have the opportunity to elect to defer up to 15% of their annual bonus. This deferral will be converted into RSUs, based on the fair market value of Intuit’s stock on the date such bonus is awarded. Intuit will grant the executive an additional RSU for every RSU purchased through such deferral, up to set maximums. These matching RSUs will vest as to 100% of the shares subject to the award three years after the grant date, or on the recipient’s death or disability. The RSUs granted pursuant to the MSPP will be issued under the 2005 Equity Incentive Plan, in accordance with the terms and conditions set forth therein.

Intuit’s Equity Granting Policy

Stock options and restricted stock units may be granted by either the Compensation Committee or, pursuant to the terms of its Charter, by its delegates, the Chief Executive Officer and the Senior Vice President of Human Resources. These individuals, acting independently, each have authority to grant equity awards to employees below the level of Vice President, up to a certain number of shares per individual specified by the Compensation Committee. The Chief Executive Officer and the Senior Vice President of Human Resources, acting jointly, may grant equity awards to employees at the level of Vice President, up to a certain number of shares per individual specified by the Compensation Committee; provided such employees do not report to the Chief Executive Officer or to a committee of the Board.

Timing of Grants. Equity awards are typically granted on regularly scheduled grant dates on the seventh business day of each month. The Chief Executive Officer and Senior Vice President of Human Resources do not have discretion to set other grant dates of awards made pursuant to their delegated authority. Our annual performance-related awards are made on a prospective date determined by the Compensation Committee well in advance of the close of the fiscal year based on Intuit’s annual performance review cycle, the Compensation Committee’s meeting schedule, the existing share reserve under our 2005 Equity Incentive Plan and the equity award utilization during each fiscal year.

Option Exercise Price. The exercise price of a newly granted option (i.e., not an option assumed or substituted in connection with a corporate transaction) is the closing price on the Nasdaq stock market on the date of grant.

Organizational Development Activities

The Compensation Committee also periodically reviews the strength of Intuit’s key management from the perspectives of leadership development, organizational development and succession planning through the High Performance Organization Review (“HPOR”). HPOR is a systemic assessment of Intuit’s organization and talent planning.

Conclusion — Our Commitment...

We strive to ensure that Intuit’s compensation programs are fiscally responsible, market responsive and performance based. To this end, the Compensation Committee has reviewed the components of compensation paid to each of Intuit’s officers for fiscal 2006, including annual base salary, target bonus and equity compensation.

We are dedicated to Intuit’s Corporate Governance Principles. These principles are posted on Intuit’s website at http://web.intuit.com/about_intuit/investors/corporate_gov.

Guided by these principles we continuously review and monitor senior management’s compensation, as well as their development, to produce the greatest value for the Company’s three stakeholders — employees, customers and stockholders.

Members of the Compensation and Organizational Development Committee

Christopher W. Brody
Michael R. Hallman

EXECUTIVE COMPENSATION

The following table shows compensation earned during fiscal 2004, 2005 and 2006 by Intuit’s Chief Executive Officer and Intuit’s other four most highly compensated executive officers for fiscal 2006. We call these individuals our “Named Officers.” The information in the table includes salaries, bonuses, stock options and restricted stock awards and other forms of compensation. For information about employment contracts, termination of employment and change-of-control arrangements between Intuit and the Named Officers, see “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” on page 27. All share amounts reflect the two-for-one stock split effected on July 6, 2006.

Summary Compensation Table

						Long-Term
	Annual Compensation					Compensation Awards
								Securities
				Other Annual		Restricted		Underlying	All Other
Name and	Fiscal	Salary	Bonus	Compensation		Stock Award(s)		Options	Compensation
Principal Position	Year	($)	($)	($)		($)		(#)	($)
Stephen M. Bennett	2006	1,100,000	3,170,000	474,390	(1)	3,082,000	(2)	100,000	9,900	(3)
President and CEO	2005	990,000	2,772,000	451,664	(1)	2,400,000	(2)	200,000	9,450	(3)
	2004	990,000	2,560,000	401,664	(1)	936,000	(2)	450,000	2,500	(3)

Robert B. Henske	2006	560,000	650,000	460,565	(4)	1,047,880	(5)	100,000	11,994	(3)
Senior Vice President,	2005	527,692	475,000	368,606	(4)	—		120,000	4,725	(3)
Consumer Tax Group	2004	487,500	380,000	350,000	(4)	—		140,000	2,500	(3)

Richard W. Ihrie	2006	500,000	410,791	—		289,959	(5)	36,000	11,475	(3)
Senior Vice President and	2005	492,019	400,000	—		14,338	(5)	80,000	7,875	(3)
Chief Technology Officer(6)	2004	375,673	320,000	—		15,178	(5)	120,000	2,500	(3)

Kiran M. Patel	2006	584,134	850,000	—		453,425	(5)	900,000	13,143	(3)
Senior Vice President and	2005	—	—	—		—		—	—
Chief Financial Officer	2004	—	—	—		—		—	—

Brad D. Smith	2006	500,000	650,000	219,312	(8)	1,062,348	(5)	100,000	9,900	(3)
Senior Vice President,	2005	399,712	485,000	262,141	(8)	22,182	(5)	320,000	9,450	(3)
Small Business Division(7)	2004	310,385	190,000	654,896	(8)	4,397	(5)	140,000	—

(1)	Includes annual contributions by Intuit to Mr. Bennett’s deferred compensation account of $175,000 in 2006, $150,000 in 2005 and $100,000 in 2004, and $296,187 of imputed interest on Mr. Bennett’s $4,375,000 mortgage loan from Intuit that would have been payable in each of fiscal 2006, 2005 and 2004 had the loan not been interest free. See “Related Transactions and Certain Relationships” on page 29 for additional disclosure on this loan.

(2)	On August 25, 2006, the Compensation Committee granted 100,000 restricted stock units (“RSUs”) to Mr. Bennett under the 2005 Equity Incentive Plan. Vesting of the RSUs is subject to the achievement of performance goals established by the Compensation Committee for fiscal 2007 and 2008, which include targets based upon both Intuit’s net revenue and operating income. If the performance goals for fiscal 2007 are achieved, 50% of the RSUs will vest on July 31, 2007. If the performance goals for fiscal 2007 are not achieved, 50% of the RSUs will terminate without vesting. If the performance goals for fiscal 2008 are achieved, 50% of the RSUs will vest on July 31, 2008. If the performance goals for fiscal 2008 are not achieved, 50% of the RSUs will terminate without vesting. We will only issue vested shares to Mr. Bennett under this RSU award. In the event of Mr. Bennett’s “Involuntary Termination” or “Termination without Cause” (as defined in his Employment Agreement), the RSUs will automatically vest as to a percentage of the total number of RSUs based on the date of any such termination. In the event of Mr. Bennett’s “Termination Following a Change in Control” (as defined in his Employment Agreement), the award will automatically vest as to 100% of the RSUs. For fiscal

2005, the amount represents the value on the grant date of a 100,000-share restricted stock unit award pursuant to a stock bonus granted to Mr. Bennett on July 29, 2005. As discussed in the Compensation Committee Report beginning on page 18, because certain specified performance goals were met for fiscal 2006, this award will vest as to all shares on July 29, 2008, if Mr. Bennett is continuously employed by Intuit through that date. Only vested shares will be issued under this award. For fiscal 2004, the amount represents the value on the date of grant of a 50,000-share restricted stock unit award pursuant to a stock bonus granted to Mr. Bennett on July 31, 2004. This award vests as to all shares on July 31, 2007, if Mr. Bennett is continuously employed by Intuit through that date. Only vested shares will be issued under this award.

As of July 31, 2006, Mr. Bennett held 550,000 unvested restricted shares and RSUs, the aggregate value of which was $16,978,000.

(3)	These amounts represent matching contributions under Intuit’s 401(k) retirement plan.

(4)	The amount for fiscal 2004 represents a contribution by Intuit to Mr. Henske’s deferred compensation account. The amounts for fiscal 2005 and fiscal 2006 include a $350,000 contribution to Mr. Henske’s deferred compensation account for each year. In addition, the amounts for fiscal 2005 and 2006 include $18,606 and $110,566, respectively, in aggregate grossed up monthly bonuses related to living expenses in San Diego pursuant to his employment agreement.

(5)	On August 25, 2006, the Compensation Committee approved the grants of performance-based RSUs, which vest subject to the achievement of performance goals established by the Compensation Committee for fiscal 2007, including targets based upon both Intuit’s net revenue and operating income and the recipient’s continued service. If the performance goals for fiscal 2007 are not achieved, the performance-based RSUs will terminate without vesting. We will only issue vested shares under the terms of these performance-based RSUs. Upon the occurrence of certain events, performance-based RSUs will automatically vest as to a percentage of the total number of shares subject to the RSUs. The value of each RSU award in the table above is equal to the number of shares subject to the award multiplied by the closing stock price on the date of the award. Certain amounts in this table also include the value of matching RSU awards to senior executives under our matching award program described on page 22. For fiscal 2006, the number of RSUs and matching awards granted to each Named Officer are as follows: Mr. Henske — 34,000 RSUs; Mr. Ihrie — 9,000 RSUs and 468 matching RSU awards; Mr. Patel — 12,500 RSUs and 3,000 matching RSU awards; and Mr. Smith — 34,000 RSUs and 552 matching RSU awards. For fiscal 2005, these amounts represent the value of matching RSU awards for 650 shares for Mr. Ihrie, and 1,002 shares for Mr. Smith. For fiscal 2004, these amounts represent the value of matching RSU awards for 716 shares for Mr. Ihrie, and 218 shares for Mr. Smith. The matching units automatically vest four years after the grant date and shares will be issued on the vesting date unless the holder defers issuance of the shares in a manner that satisfies Section 409A of the Internal Revenue Code of 1986 and related regulations. The value of each matching award is equal to the number of shares subject to the award multiplied by the closing stock price on the date of the award. The matching units do not have voting or dividend rights.

As of July 31, 2006, the value of the RSU holdings (which at that time consisted solely of matching units) of the Named Officers (other than our Chief Executive Officer) was as follows: Mr. Henske — $92,610; Mr. Ihrie — $69,396; Mr. Patel — $92,610; and Mr. Smith — $54,702.

(6)	In September 2006, Mr. Ihrie became Senior Vice President and Product Development leader for Intuit’s Small Business Division.

(7)	In fiscal 2004, Mr. Smith relocated, at Intuit’s request, from Texas to Southern California. Late in fiscal 2005, Intuit asked Mr. Smith to relocate to Northern California.

(8)	For fiscal 2006, this amount represents relocation expenses that are consistent with the terms of Intuit’s relocation policy for senior executives. For fiscal 2005, this amount represents a contribution by Intuit to Mr. Smith’s deferred compensation account of $100,000 and relocation expenses of $162,141 under Intuit’s relocation policy for senior executives. These expenses include cost of temporary housing, storage, household moving expenses, relocation-related travel and the tax gross-up of such relocation-related items. For fiscal 2004, this amount represents sums paid to Mr. Smith in connection with his relocation to California from Texas to reimburse him for the loss on the sale of his home in Texas, the closing costs associated with the sale and the tax gross-up on such benefits.

Option Grants in Last Fiscal Year

The following table shows information about stock option grants to the Named Officers during fiscal 2006. These options are included in the “Summary Compensation Table” on page 24. We granted all of these options under our 2005 Equity Incentive Plan at exercise prices equal to the fair market value of our common stock on the grant dates. The options expire seven years from their date of grant and will terminate earlier if the holder terminates employment. SEC rules require us to show hypothetical gains that the Named Officers would have for these options at the end of their terms. We calculated these gains assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term as required by SEC rules. These rates of stock price appreciation are not Intuit’s estimate or projection of future stock prices. All share amounts reflect the two-for-one stock split effected on July 6, 2006.

	Individual Grants				Potential Realizable
	Number of				Value at Assumed
	Shares	% of Total			Annual Rates of Stock
	Underlying	Options Granted	Exercise		Price Appreciation For
	Options	To Employees	Price	Expiration	Option Term ($)
Name	Granted(#)(1)	in Fiscal 2006	($/Share)	Date	5%	10%
Stephen M. Bennett	100,000	0.9246%	$31.29	07/25/2013	1,273,229	2,966,944
Robert B. Henske	100,000	0.9246	31.29	07/25/2013	1,273,229	2,966,944
Richard W. Ihrie	36,000	0.3329	31.29	07/25/2013	458,362	1,068,100
Kiran M. Patel	850,000	7.8587	21.705	10/11/2012	7,510,697	17,503,119
	50,000	0.4623	31.29	07/25/2013	636,614	1,483,472
Brad D. Smith	100,000	0.9246	31.29	07/25/2013	1,273,229	2,966,944

(1)	Mr. Bennett’s option will vest as to 50% of the shares on the first anniversary of the grant date and as to 50% of the shares on the second anniversary of the grant date. For the other Named Officers, the options will vest as to one-third of the shares on the first anniversary of the grant date and the remaining shares will vest in 24 equal monthly installments, such that the option is fully vested on the third anniversary of the grant date.

Option Exercises in Last Fiscal Year

The following table shows information about the value realized on option exercises for each of the Named Officers during fiscal 2006 and the value of their unexercised options at the end of fiscal 2006. Value at fiscal year end is measured as the difference between the exercise price and $30.87, which was the fair market value of Intuit common stock on July 31, 2006, the last trading day of fiscal 2006. All share amounts reflect the two-for-one stock split effected on July 6, 2006.

Aggregated Option Exercises in Fiscal 2006 and July 31, 2006 Option Values

			Number of Shares
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares Acquired	Value	Fiscal Year-End(#)		Fiscal Year-End($)
Name	On Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen M. Bennett	—	—	3,999,993	450,007	27,979,355	3,196,585
Robert B. Henske	—	—	948,328	211,672	7,049,262	835,238
Richard W. Ihrie	99,200	1,196,362	556,662	129,338	4,853,147	852,443
Kiran M. Patel	—	—	—	900,000	—	7,790,250
Brad D. Smith	—	—	302,765	337,235	2,850,983	1,991,117

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

We have entered into the following employment contracts, termination of employment and change-in-control arrangements with our Named Officers. All share amounts reflect the two-for-one stock split effected on July 6, 2006.

Stephen M. Bennett

On July 30, 2003, we amended and restated Mr. Bennett’s original January 2000 employment contract. Under this agreement, Mr. Bennett’s base salary will be no lower than $990,000. Mr. Bennett is eligible for an annual performance bonus under our Senior Executive Incentive Plan (“SEIP”). He is paid a bonus only if he attains performance goals established by the Compensation and Organizational Development Committee. The SEIP is designed to meet the performance based compensation requirements under Section 162(m) of the Internal Revenue Code so that we may fully deduct Mr. Bennett’s bonuses. We also agreed to make an employer contribution to Mr. Bennett’s Executive Deferred Compensation Plan account for each year beginning with fiscal 2004 and ending with fiscal 2008. This fully vested contribution will be a minimum of $50,000, and we may increase the contribution based on his performance to up to $200,000. Mr. Bennett’s loan from Intuit remains unchanged under this agreement. See “Related Transactions and Certain Relationships” beginning on page 29.

Mr. Bennett can terminate the employment agreement at any time upon written notice to the Board of Directors. Intuit may terminate Mr. Bennett’s employment upon the written recommendation of two-thirds of the Board of Directors. Under the circumstances described below, Mr. Bennett is entitled to receive severance benefits subject to his execution of a valid and binding release agreement.

If Intuit terminates Mr. Bennett other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions) or if Mr. Bennett terminates his employment for “Good Reason” (which includes relocation or a reduction in duties, title or compensation), Mr. Bennett is entitled to (1) severance pay equal to six months of his then-current salary, (2) accelerated vesting of the 1,600,000-share stock option that was granted to him when he joined Intuit in January 2000 in an amount equal to the number of shares that would have vested over the next 12 months, and (3) vesting of a pro rata portion of the shares issuable under a restricted stock unit award for 850,000 shares that was granted in 2003, based on the portion of time he has provided services over the full five year vesting period.

If Mr. Bennett’s termination occurs within two months before or 12 months after any change of control of Intuit, he will be entitled to (1) 12 months of his then-current salary, (2) his full target bonus for the year of termination, (3) accelerated vesting of all remaining unvested new hire restricted stock awarded to him in January 2000, (4) accelerated vesting of the new hire options granted to him in January 2000 that would have vested over the next 24 successive months, and (5) full vesting of the 850,000-share restricted stock unit award that was granted to him in 2003.

Robert B. Henske

On May 15, 2005, Intuit entered into a new employment agreement with Robert B. Henske. This agreement was subsequently amended on September 6, 2005. Under this agreement, as amended, Mr. Henske’s base salary will be no lower than $560,000 and he is eligible for an annual performance bonus, with a target of 75% of his base salary. Pursuant to that agreement, Intuit also made a fully vested employer contribution to Mr. Henske’s Executive Deferred Compensation Plan account in the amount of $350,000 in January 2006.

If Intuit terminates Mr. Henske’s employment other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions), or Mr. Henske terminates his employment for “Good Reason” (which includes relocation or a reduction in duties, title or compensation), or if within one year after any change of control of Intuit, Mr. Henske is not a Section 16 officer of the surviving entity or acquirer or his employment ends for reasons other than cause or his resignation, then in each case, Mr. Henske will be entitled to the following separation benefits if he signs a release and waiver of claims: (1) a single lump sum severance payment equal to 18 months of his then current salary, (2) one and one-half times his target bonus for the then current fiscal year and

(3) accelerated vesting of his 800,000-share new hire option equal to the number of shares that would have vested over the next 18 successive months.

Additionally, Mr. Henske received monthly relocation assistance in order to facilitate his relocation pursuant to his position as Senior Vice President, Consumer Tax Group.

Richard W. Ihrie

On October 12, 2000, we entered into an employment agreement with Mr. Ihrie to join Intuit on November 27, 2000 as Senior Vice President and Chief Technology Officer. Under this agreement, Mr. Ihrie’s original salary was $300,000 per year. His salary has subsequently been increased to $500,000 per year. Under this agreement, Mr. Ihrie received a one-time bonus of $200,000 in January 2001, reimbursement for relocation expenses and an option grant for 200,000 shares. If Intuit terminates Mr. Ihrie other than for “Cause” (which includes gross negligence, willful violation of any Intuit policy or willful misconduct that materially affects his work), Mr. Ihrie is entitled to severance pay equal to six months of his then-current salary and accelerated vesting of his new hire options equal to the number of shares that would have vested in the next six months.

This agreement also provided for a loan of $1,800,000 for relocation-related purposes. See “Related Transactions and Certain Relationships” below.

Kiran M. Patel

On September 2, 2005, Intuit entered into an employment agreement with Mr. Patel. Under the terms of this agreement, Mr. Patel’s base salary will not be less than $675,000, and he is eligible to receive an annual performance bonus with a target of 75% of his base salary. Pursuant to this agreement, Mr. Patel was granted a stock option for 850,000 shares that vests over three years.

Pursuant to this agreement, Intuit agreed to make a fully vested employer contribution to Mr. Patel’s Executive Deferred Compensation Plan account in the amount of $350,000 on September 12, 2006. In addition, if Mr. Patel remains employed by Intuit through September 12, 2007 and September 12, 2008, respectively, Mr. Patel will receive an additional $350,000 fully-vested contribution to his Executive Deferred Compensation Plan on each of these dates.

If Intuit terminates Mr. Patel’s employment other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions), or Mr. Patel terminates his employment for “Good Reason” (which includes relocation or a reduction in duties, title or compensation), or if within one year after any change of control of Intuit, Mr. Patel is not a Section 16 officer of the surviving entity or acquirer or his employment ends for reasons other than cause or his resignation, then in each case, Mr. Patel will be entitled to the following separation benefits if he signs a release and waiver of claims: (1) a single lump sum severance payment equal to 18 months of his then current salary, (2) one and one-half times his target bonus for the then current fiscal year and (3) accelerated vesting of his 850,000-share new hire option equal to the number of shares that would have vested over the next 18 successive months.

Brad D. Smith

On May 10, 2005, Intuit entered into a new employment agreement with Mr. Smith, which was subsequently amended on September 6, 2005. Under the terms of this agreement as amended, Mr. Smith’s base salary will be no lower than $500,000, and he is eligible to receive an annual performance bonus with a target of 75% of his base salary. Pursuant to this agreement, Mr. Smith was granted a stock option for 200,000 shares that vests over three years.

Additionally, Mr. Smith received relocation assistance pursuant to Intuit’s standard executive relocation policy in order to assist him in his relocation pursuant to his being named Senior Vice President/General Manager of QuickBooks.

RELATED TRANSACTIONS AND CERTAIN RELATIONSHIPS

We have described below certain transactions and relationships between Intuit and an executive officer, director or 5% stockholder or their immediate family members that have been entered into since the beginning of fiscal 2006 or that involved indebtedness to or payments from Intuit during fiscal 2006. For information about compensation paid in connection with employment or Board service for Named Officers and directors, see “Executive Compensation” beginning on page 24, and “Director Compensation” beginning on page 12.

In the past, we have approved loans for executive officers, most often for recruiting purposes in connection with their relocation and purchase of a residence near their place of work. These loans have generally been provided when the executive relocated to a higher-cost housing market, such as the San Francisco Bay area. All of the mortgages to the executive officers are secured by the homes they purchase. The Sarbanes-Oxley Act of 2002 prohibits us from making future loans to executive officers and from materially amending outstanding loans to executive officers.

Pursuant to Stephen M. Bennett’s January 24, 2000 employment agreement, Intuit provided Mr. Bennett, Intuit’s President and Chief Executive Officer, with a $4,375,000 relocation loan on February 17, 2000 to purchase a home close to Intuit’s corporate offices. The note is interest free for so long as Mr. Bennett is providing services to Intuit. The entire loan balance becomes due and payable 90 days following Mr. Bennett’s resignation or termination for cause, or two years following Mr. Bennett’s termination for any other reason, but in no event later than February 17, 2010. As of October 1, 2006, the outstanding principal balance on this loan was $4,375,000, which is the most principal Mr. Bennett owed under the loan since the beginning of fiscal 2006.

In October 2000, the Compensation and Organizational Development Committee approved a loan to Richard W. Ihrie in connection with his purchase of a home close to Intuit’s corporate offices. The principal amount of the loan was $1,800,000 and the interest rate is 4.09% per year. Annual interest payments are due on August 1. In accordance with Mr. Ihrie’s offer letter, Intuit forgave the first interest payment of $78,156 that otherwise would have been due on August 1, 2001. The entire loan balance becomes due and payable 10 days following Mr. Ihrie’s termination for any reason other than death or permanent disability (in which event Mr. Ihrie would have 180 days to repay the loan), but in no event later than November 24, 2010. The most principal Mr. Ihrie owed under the loan since the beginning of fiscal 2006 was $1,630,000. As of October 1, 2006, the outstanding principal balance on this loan was $1,250,000, which reflects the repayment of $380,000 in principal in December 2005.

During fiscal 2006 Intuit’s Audit Committee approved purchases from Informative, Inc. (“Informative”) in the amount of approximately $679,000 for software and services related to customer surveys. The brother-in-law of Scott Cook, a director and executive officer of Intuit, is Chairman and Senior Vice President of Informative. Mr. Cook did not participate in either the vendor selection process or the contract negotiations. Intuit’s Audit Committee approved additional spending with Informative for fiscal 2007.

Intuit is a large business organization, and we engage in thousands of purchase, sale and other transactions annually. We have various types of business arrangements with corporations and other organizations in which an Intuit director, executive officer or nominee for director may also be a director, trustee or investor, or have some other direct or indirect relationship. We enter into these arrangements in the ordinary course of our business, and they typically involve Intuit receiving or providing goods or services on a non-exclusive basis and at arms-length negotiated rates or in accordance with regulated price schedules.

REPORT OF THE AUDIT COMMITTEE

We, the members of the Audit Committee, assist the Board of Directors in fulfilling its responsibilities by overseeing Intuit’s accounting and financial reporting processes, the qualifications, independence and performance of Intuit’s independent auditor, the performance of Intuit’s internal audit department and Intuit’s internal controls. We also are responsible for selecting, evaluating and setting the compensation of Intuit’s independent auditor. We operate under a written charter approved by the Board. A copy of the charter is included as Appendix B to this proxy statement and is available on Intuit’s website at www.intuit.com/about _ intuit/investors/corporate _ gov.

The Board annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. In addition, the Board has determined that Dennis Powell is an “audit committee financial expert” as defined by SEC rules.

Intuit’s management is responsible for the preparation, presentation and integrity of Intuit’s financial statements, including setting accounting and financial reporting principles and designing Intuit’s system of internal control over financial reporting. The Audit Committee has selected the independent registered public accounting firm of Ernst & Young LLP as Intuit’s independent auditor, with responsibility for performing an independent audit of Intuit’s consolidated financial statements and for expressing opinions on the conformity of Intuit’s audited financial statements to generally accepted accounting principles, on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of Intuit’s internal control over financial reporting based on their audit. The Audit Committee oversees the processes, although members of the Audit Committee are not engaged in the practice of auditing or accounting.

During the fiscal year ended July 31, 2006, the Audit Committee carried out the duties and responsibilities as outlined in its charter, including the following specific actions:

Reviewed and discussed Intuit’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC, with management and the independent auditor;

Reviewed with management and the independent auditor management’s assessment of the effectiveness of Intuit’s internal control over financial reporting and the independent auditor’s opinion thereon;

Reviewed with the independent auditor and management the audit scope and plan;

Reviewed the internal audit plan with the internal auditor; and

Met in periodic executive sessions with each of the independent auditor, representatives of management, and the internal auditor.

We reviewed and discussed with management and representatives of Ernst & Young the audited financial statements for the fiscal year ended July 31, 2006 and management’s assessment of internal control over financial reporting. Ernst & Young represented that its presentations included the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and SEC Regulation S-X, Rule 2-07.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated Ernst & Young’s qualifications, independence and performance. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. The Company’s pre-approval policy is more fully described in this proxy statement under the caption “Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm.” The Audit Committee has concluded that provision of the services described in that section is compatible with maintaining the independence of Ernst & Young. In addition, we have received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with Ernst & Young the firm’s independence.

Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities referred to in this report and in the charter, we recommended to the Board of Directors that the audited financial statements be included in Intuit’s Annual Report on Form 10-K for fiscal 2006. We also selected Ernst & Young LLP as Intuit’s independent registered public accounting firm for fiscal 2007.

AUDIT COMMITTEE MEMBERS

Christopher W. Brody
Donna L. Dubinsky
Diane B. Greene
Michael R. Hallman
Dennis D. Powell, Chairman

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Each of our directors stands for election on an annual basis. We do not have a classified or staggered Board. The Nominating and Governance Committee, consisting solely of independent directors, as determined by the Board under applicable Nasdaq listing standards, recommended the directors for nomination by our full Board. Based on that recommendation, our Board has nominated those directors for election at the Meeting.

Nominees

The following nine incumbent directors are nominated for election to the Board: Stephen M. Bennett, Christopher W. Brody, William V. Campbell, Scott D. Cook, L. John Doerr, Diane B. Greene, Michael R. Hallman, Dennis D. Powell and Stratton D. Sclavos.

Each nominee, if elected, will serve until the next annual meeting of stockholders and until a qualified successor is elected, unless the nominee resigns or is removed from the Board before then. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxies will vote your shares to approve the election of any substitute nominee proposed by the Board. Please see “Directors Standing for Election” on page 6 of this proxy statement for information concerning each of our incumbent directors standing for re-election.

Directors will be elected by a plurality of the votes cast by the shares of common stock present (either in person or by proxy) at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. This means that the nine nominees with the most votes will be elected.

The Board recommends that you vote
FOR the election of each of the nominated directors.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intuit’s Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to perform the audit of Intuit’s consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ending July 31, 2007, and we are asking stockholders to ratify this selection. Representatives of Ernst & Young are expected to attend the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

The Audit Committee’s Policy on Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

It is the policy of the Audit Committee to pre-approve near the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent registered public accounting firm during that fiscal year. The Audit Committee authorizes specific projects within categories of services, subject to a budget for each category. The Audit Committee may also pre-approve particular services during the fiscal year on a case-by-case basis. The independent auditor and management report to the Audit Committee actual fees versus the budget periodically throughout the fiscal year.

Fees Paid to Ernst & Young LLP

The following table shows fees that we paid (or accrued) for professional services rendered by Ernst & Young for fiscal 2006 and 2005:

	Fiscal	Fiscal
Fee Category	2006	2005

Audit Fees	$3,480,000	$2,575,000
Audit-Related Fees	1,190,000	350,000
Tax Fees	—	5,000
All Other Fees	—	—

Total All Fees	$4,670,000	$2,930,000

Audit Fees

These fees consist of amounts for professional services rendered in connection with the integrated audit of our financial statements and internal control over financial reporting, review of the interim financial statements included in quarterly reports, statutory and regulatory filings or engagements and the review of the accounting treatment of historical stock option grants. For fiscal 2006, approximately $209,000 was related to statutory audits of foreign subsidiaries. For fiscal 2005, a portion of the audit fees were related to statutory audits for fiscal 2004 and prior years.

Audit-Related Fees

These fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” For fiscal 2006, these fees included amounts paid in connection with audits of our Intuit Distribution Management Solutions (IDMS) and Intuit Real Estate Solutions (IRES) businesses. For fiscal 2005, these fees include amounts paid in connection with an audit of Intuit’s Information Technology Solutions (ITS) business, which was sold in fiscal 2006.

Tax Fees

These fees consist of amounts for professional services for tax compliance, tax advice and tax planning, including assistance with the preparation of various tax returns. Intuit did not pay any tax fees to Ernst & Young for fiscal 2006. For fiscal 2005, tax fees related to tax compliance services for a foreign subsidiary.

All Other Fees

Intuit paid no other fees to Ernst & Young in fiscal 2006 or fiscal 2005.

For more information about Ernst & Young, please see the Report of the Audit Committee on page 30.

Proposal No. 2 must be approved by a majority of the votes cast on the proposal, including abstentions but excluding broker non-votes. If the selection of Ernst & Young is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

The Board recommends that you vote
FOR the ratification of the selection of Ernst & Young LLP.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN

General

All share and per share amounts in this discussion reflect the two-for-one stock split effected on July 6, 2006.

In October 2004, we asked our stockholders to approve the 2005 Equity Incentive Plan (the “Plan”), which we designed to reflect our commitment to having best practices in both compensation and corporate governance. At that time, we committed to submitting the Plan to our stockholders for re-approval on an annual basis. Annual approval gives our stockholders the opportunity to consider and review our equity compensation program each year and to vote on continuation of the plan. The approval in 2004 covered the Plan to December 2006. In 2005, the stockholders approved an amendment to the Plan in order to (1) extend the term of the plan by an additional year, through December 9, 2007; (2) provide for the addition of 13,000,000 shares to cover awards under the Plan through its amended term; and (3) amend the cap on equity awards that can be granted at below fair market value (for example, restricted stock or RSUs) to allow that up to 50% of the equity awards made under the Plan each fiscal year can be below fair market value awards.

We are now asking our stockholders to approve an amendment to the Plan to (1) extend the term of the plan by an additional year, through December 9, 2008; and (2) provide for the addition of 10,000,000 shares to cover awards under the Plan through its amended term.

We believe that our ability to attract and retain qualified, high-performing employees is vital to our success and growth as a company. As described in the Compensation Committee Report beginning on page 18, equity compensation is also a very effective retention tool that encourages and rewards employee performance that aligns with stockholders’ interests.

The Board of Directors recommends that you vote
FOR the amendment to the Intuit Inc. 2005 Equity Incentive Plan.

Approval of the amendment to the Plan enables Intuit to achieve the following objectives:

1.	The continued ability of Intuit to offer stock-based incentive compensation to Intuit’s eligible employees and non-employee directors, while maintaining net annual dilution at less than 3% of total shares outstanding. We are requesting approval of 10,000,000 additional shares for the Plan. The additional shares we are requesting should meet our annual needs, but not result in a share “burn rate” in excess of 3%. We are continually improving our use of equity awards to carefully manage this increasingly limited resource while providing for both grants to new hires and retention grants for current employees.

2.	Furthering compensation and governance best practices through continuing use of the Plan. The Plan prohibits stock option repricing and does not contain an evergreen feature (evergreen features provide for automatic replenishment of authorized shares available under an equity plan). In order to continue these best practices, we are requesting the term of the Plan be extended by one year, resulting in the ability to continue granting awards under the Plan through 2008.

Background on Stock Compensation at Intuit

We believe that employee stock ownership is a significant contributing factor in achieving superior financial performance. Historically, Intuit has granted stock options and, more recently, RSUs to the vast majority of its newly hired employees, and this has been a vital component of Intuit’s overall compensation philosophy. Recognizing that stock-based compensation is a valuable and limited resource, Intuit has actively managed its use of stock-based compensation. To that end and consistent with our general pay-for-performance compensation philosophy, only our higher performing employees receive annual equity awards.

We believe that stock options, RSUs and other forms of equity compensation align employees’ interests directly with those of other stockholders, as they reward employees upon improved stock price performance because an increase in stock price after the date of award is necessary for employees to realize greater value. Without stock-based compensation, Intuit would be at a disadvantage against competitor companies to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to the future success of the company.

Intuit is aggressively managing its stock-based incentive compensation. We are committed to keeping our annual burn rate to less than 3% of shares outstanding at the end of the fiscal year. We define “burn rate” as the number of grants previously issued under the Plan, net of cancelled or expired awards. Over the last three fiscal years, our net annual dilution from stock options has averaged less than 3%. We also actively manage our total overhang, or potential dilutive issuances under the Plan.

We strongly believe that our stock-based incentive programs and emphasis on employee stock ownership have been integral to our success in the past and will continue to be important to our ability to achieve consistently superior performance in the years ahead. Therefore, we consider approval of the amendment to the Plan vital to Intuit’s continued success.

Purpose of the Plan

The Plan as proposed to be amended will allow Intuit, under the direction of the Compensation and Organizational Development Committee (the “Compensation Committee”), to make broad-based grants of stock options, restricted stock awards, restricted stock units, stock appreciation rights and stock bonus awards to employees and non-employee directors. The purpose of these stock awards is to attract and retain talented employees and non-employee directors, further align their interests and those of our stockholders and continue to link employee compensation with Intuit’s performance.

Key Terms of the Plan

The following is a summary of the key provisions of the Plan, assuming that stockholders approve this Proposal No. 3. This summary does not purport to be a complete description of all the provisions of the Plan, and it is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan has been filed with the SEC with this proxy statement, and any stockholder who desires to obtain a copy of the Plan may do so by written request to the Company Secretary at Intuit’s headquarters in Mountain View, California.

Plan Term:	December 9, 2004 to December 9, 2008

Eligible Participants:	Employees of Intuit and its subsidiaries, non-employee directors of Intuit and consultants of Intuit and its subsidiaries are eligible to receive awards under the Plan. The Compensation Committee will determine which individuals will participate in the Plan. As of September 30, 2006, there were 3,833,155 shares available for grant under the Plan. From August 1, 2005 through September 30, 2006, we granted awards for 13,312,882 shares under the Plan. The number of awards received by each of our Named Officers, including Mr. Bennett, is provided in the Summary Compensation Table on page 24. During this period, we granted awards for 1,861,955 shares to Intuit’s then current executive officers as a group (11 people), 357,500 shares to all non-employee directors as a group and 11,093,427 shares to all employees (including all current officers, other than the then current executive officers). The closing price of Intuit’s Common Stock on the NASDAQ Stock Market on September 29, 2006 was $32.09.

Shares Authorized:	36,000,000, subject to adjustment only to reflect stock splits and similar events

Award Types:	(1) Non-qualified and incentive stock options

(2) Restricted stock awards

(3) Restricted stock units

(4) Stock appreciation rights

(5) Stock bonus awards

Share Limit on Awards:	In any fiscal year, no more than 50% of the shares subject to equity awards granted in such fiscal year may have an exercise price or purchase price per share that is less than fair market value on the applicable date of grant.

162(m) Share Limits:	So that awards may qualify under Section 162(m) of the Internal Revenue Code, which permits performance-based compensation meeting the requirements established by the IRS to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain senior executives, the Plan limits awards to individual participants as follows:

(1) No more than 6 million shares may be made subject to awards granted to an employee in the year of his or her hire; and

(2) No more than 4 million shares may be made subject to awards granted to an employee in any other year.

These limits are greater than the number of options that Intuit has granted to any individual in the past. We do not currently intend to significantly increase our equity awards to executive officers.

Vesting:	Determined by the Compensation Committee. Options generally vest over three years.

Award Terms:	Stock options and stock appreciation rights will have a term no longer than seven years. The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock units and stock bonus awards contingent upon continued employment with Intuit, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate.

Repricing Prohibited:	Repricing, or reducing the exercise price of a stock option or stock appreciation right without stockholder approval is prohibited. The Plan also prohibits the repurchase of any outstanding “underwater” option (an option with an exercise price greater than the then-current fair market value of the stock).

Non-Employee Director Awards

The Plan provides for stock option grants to non-employee directors according to a non-discretionary formula, as described more fully under “Director Compensation” on page 12.

New Plan Benefits

Intuit’s executive officers and directors have an interest in approval of the Plan amendment because it relates to the issuance of equity awards for which executive officers and directors may be eligible. In the aggregate, 197,500 options will be granted automatically each year to our six non-employee directors pursuant to the Plan option grant formula for non-employee directors. The exercise prices of these options will be 100% of the fair market value of our stock on the date of grant.

Future awards under the Plan to executive officers and employees, and any additional future discretionary awards to non-employee directors in addition to those granted automatically pursuant to the grant formula, are discretionary and cannot be determined at this time.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be selected from one of the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

•	Net revenue and/or net revenue growth

•	Operating income and/or operating income growth

•	Earnings per share and/or earnings per share growth

•	Return on equity

•	Adjusted operating cash flow return on income

•	Individual business objectives

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth

•	Net income and/or net income growth

•	Total stockholder return and/or total stockholder return growth

•	Operating cash flow return on income

•	Economic value added

To the extent that an award under the Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board.

Notwithstanding satisfaction of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion determines.

Transferability

Awards granted under the Plan are not transferable except by will or the laws of descent and distribution except that the Compensation Committee may consent to permit the transfer of a non-qualified stock option. The 2005 Plan specifically prohibits transfers by an individual for consideration.

Administration

The Compensation Committee will administer the Plan. The Compensation Committee will select the individuals who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the Plan, establish the terms, conditions and other provisions of the awards. The Compensation

Committee may interpret the Plan and establish, amend and rescind any rules relating to the Plan, including adoption of rules, procedures or sub-plans applicable to particular subsidiaries or employees in particular locations. The Compensation Committee may delegate to a committee of one or more Intuit officers the ability to grant awards and take certain other actions with respect to participants who are not executive officers or directors (Intuit’s Equity Granting Policy is described in the Compensation Committee Report beginning on page 18.)

Amendments

The Board may terminate, amend or suspend the Plan, provided that no action may be taken by the Board (except those described in “Adjustments”) without stockholder approval to amend the Plan in any manner that requires stockholder approval pursuant to the Internal Revenue Code or the regulations promulgated thereunder or pursuant to the Securities Exchange Act of 1934 or any rule promulgated thereunder or pursuant to Nasdaq rules.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of Intuit’s common stock, or any similar event affecting Intuit’s common stock, the Compensation Committee shall adjust the number and kind of shares available for grant under the 2005 Plan, and subject to the various limitations set forth in the Plan, the number and kind of shares subject to outstanding awards under the Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of Intuit on outstanding awards granted under the Plan shall be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the Plan. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash. With regard to each outstanding stock option, in the event an employee is terminated within one year of a merger or other specified transaction, the stock option will vest as to the number of shares that would have vested if the employee had remained employed for 12 months following his or her date of termination.

U.S. Tax Consequences

Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code or may be non-qualified stock options governed by Section 83 of the Internal Revenue Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the company. Intuit’s practice has been to grant non-qualified stock options. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. Intuit will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and Intuit will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Intuit may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock awards, stock bonus awards and restricted stock units are governed by Section 83 of the Internal Revenue Code. For restricted stock awards generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. For stock bonus awards and restricted stock units, the award becomes taxable when the shares are issued. Income tax is paid on the value of the stock or units when the shares are issued, and then at capital gain rates when the shares are sold.

As described above, awards granted under the Plan may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code in order to preserve federal income tax deductions by Intuit with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of Intuit’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the Plan by a committee consisting solely of two or more “outside directors” (as defined under regulations) and satisfy the Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

The Plan has been drafted to in order to avoid the application of taxes, under Section 409A of the Internal Revenue Code, on any participants.

For a discussion of Intuit’s executive compensation philosophy, see the “Compensation Committee Report” beginning on page 18.

Proposal No. 3 must be approved by a majority of the votes cast on the proposal, including abstentions but excluding broker non-votes.

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

We are asking stockholders to approve the amendment of the Intuit Inc. Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares authorized for issuance under the Purchase Plan by 3,000,000 shares (from 10,800,000 shares to 13,800,000 shares).

We adopted the Purchase Plan so we could offer employees of Intuit and eligible subsidiaries a convenient way to purchase shares of Intuit stock at a discounted price and to provide an incentive for continued employment. The Purchase Plan is an important part of Intuit’s total rewards program. Competitive benefit programs are a critical component of our efforts to attract and retain qualified employees. We’re increasing the number of shares authorized and reserved for issuance under the Purchase Plan to enable us to continue providing this benefit to new and current employees. The Purchase Plan is described below.

The Board of Directors recommends a vote FOR approval of the proposed amendment of the Employee Stock Purchase Plan

Purchase Plan Background

The Purchase Plan was adopted in its current form on July 27, 2005 and has a ten-year term. The Compensation and Organizational Development Committee of the Board of Directors administers the Purchase Plan and is responsible for interpreting its provisions. In October 2006, the committee approved the amendment of the Purchase Plan, subject to stockholder approval, to increase the number of shares of Intuit’s Common Stock authorized for issuance under the Purchase Plan by 3,000,000 shares (from 10,800,000 shares to 13,800,000 shares). We are asking stockholders to approve the share increase in this Proposal 4.

During fiscal 2006, all participants in the Purchase Plan purchased a total of 1,050,198 shares. During this period, four Named Officers (see page 24 for a definition of this term) purchased shares: Mr. Bennett purchased 940 shares, Mr. Henske purchased 1,042 shares, Mr. Ihrie purchased 938 shares and Mr. Smith purchased 1,106 shares. During the same time period, Intuit’s current executive officers as a group (11 people), purchased a total of 9,118 shares, and all employees other than the current executive officers purchased a total of 1,041,080 shares. No current director and no nominee for director, except Mr. Bennett, has purchased shares under the Purchase Plan. As of September 30, 2006, there were 1,113,962 shares available for future awards, not including the 3,000,000 shares for which we are seeking stockholder approval. The closing price of Intuit’s Common Stock on The Nasdaq Stock Market on September 29, 2006 was $32.09 per share.

Eligibility

Employees of Intuit and certain subsidiaries (other than stockholders who own or have the right to acquire 5% or more of our Common Stock) are eligible to participate under a specific Offering Period under the Purchase Plan if they begin working fifteen (15) days prior to the beginning of such Offering Period. As of September 30, 2006, approximately 7,500 employees were eligible to participate in the Purchase Plan, and approximately 3,600 employees were participating. Employees participate in the Purchase Plan by electing payroll deductions that accumulate to purchase shares at a discount.

Offering Periods

A new three-month offering period begins on each June 16, September 16, December 16 and March 16. Each three-month offering period is a period during which payroll deductions accumulate. The Compensation and Organizational Development Committee can change the duration of offering periods for future offerings prior to the scheduled beginning of the first offering period to be affected.

Payroll Deductions

On the last business day of each three-month offering period, the accumulated payroll deductions are used to purchase stock. Eligible employees select payroll deduction rates in 1% increments from 2% to 10% of their base salary and commissions. No interest accrues on payroll deductions. Employees may increase or decrease the rate for the next offering period. After a participant enrolls in the Purchase Plan, the participant is automatically enrolled in subsequent offering periods unless the participant actively withdraws. A participant may withdraw from any offering period up to 15 days before the end of the offering period, in which event no stock will be purchased, and we will return the participant’s accumulated payroll deductions to the participant.

Purchase Price and Amount of Stock Purchased

When a participant enrolls in the Purchase Plan, the participant essentially receives an option to purchase shares on the last day of the next three-month offering period at the lower of 85% of the fair market value of the shares on the offering date (the first business day of the three-month offering period) or the purchase date (the last business day of the three-month offering period). The number of shares a participant will be able to purchase will generally be equal to the payroll deductions during the offering period, divided by the purchase price per share. The Purchase Plan limits each participant’s share purchases in order to stay within the Internal Revenue Code’s $25,000 per year purchase limitation (based on the fair market value of the shares on the first day of the offering period). These limitations include limiting a participant’s purchases to no more than two times the number of shares that he or she could have purchased by using a purchase price of 85% of the fair market value on the offering date. Also, the Compensation and Organizational Development Committee may, but has not, set a maximum number of shares that may be purchased by any participant on any purchase date.

Mergers, Consolidations and Other Corporate Transactions

If Intuit is dissolved or liquidated, the current offering period will terminate immediately prior to the liquidation or dissolution unless the Compensation and Organizational Development Committee decides otherwise. The Committee may, but is not required to, designate a date for the open offering period to terminate and allow each participant to purchase shares with accumulated payroll deductions. If Intuit sells substantially all of its assets or is acquired in a merger with another corporation, each option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation, unless the Committee decides to designate a date for the open offering period to terminate and allow each participant to purchase shares with accumulated payroll deductions.

Purchase Plan Amendments

The Compensation and Organizational Development Committee may generally amend or terminate the Purchase Plan at any time, including adoption of rules, procedures or sub-plans applicable to particular subsidiaries or employees in particular locations that allow for participation in the Purchase Plan. However, amendments to the Purchase Plan to increase the number of shares available for purchase or change certain eligibility requirements require stockholder approval. Generally no changes affecting existing purchase rights may be made without the consent of the participants. However, the Committee may terminate the Purchase Plan or an offering period in progress if it determines that it is in the best interests of Intuit and the stockholders and/or the continuation of the Purchase Plan or the offering period would cause Intuit to incur adverse accounting charges due to a change in the generally accepted accounting rules or interpretations of those rules as they apply to the Purchase Plan.

Federal Income Tax Information

The following information is a general summary of some of the current federal income tax consequences of the Purchase Plan to U.S. based participants and to Intuit. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws. We encourage all participants to seek tax advice when they participate in the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

Tax Treatment of U.S. Participants. Participants will not recognize income when they enroll in the Purchase Plan or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or gifts the shares less than one year after the purchase date or less than two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss.

Tax Treatment of Intuit. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, Intuit will generally be entitled to a tax deduction in the amount of the ordinary income.

Proposal No. 4 must be approved by a majority of the votes cast on the proposal, including abstentions but excluding broker non-votes.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of July 31, 2006, concerning securities authorized for issuance under all of Intuit’s equity compensation plans, excluding the additional shares we are proposing to add to the 2005 Equity Incentive Plan and the Employee Stock Purchase Plan in Proposals No. 3 and No. 4:

Number of Securities
	Number of		Weighted-		Remaining Available
	Securities to be		Average		for Future Issuance
	Issued Upon		Exercise		Under Equity
	Exercise of		Price of		Compensation Plans
	Outstanding		Outstanding		(Excluding
	Options,		Options,		Securities
	Warrants and		Warrants		Reflected in
Plan Category	Rights		And Rights		Column (a))
	(a)		(b)		(c)

Equity compensation plans approved by security holders	56,708,524	(1)	$21.98	(2)	7,446,187	(3)
Equity compensation plans not approved by security holders	1,194,068	(4)	19.89		—

Total	57,902,592		21.94	(2)	7,446,187

(1)	Represents 55,687,128 shares issuable upon exercise of options and 1,021,396 shares issuable under RSU awards, which are settled for shares of Intuit common stock on a one-for-one basis.

(2)	RSUs have been excluded for purposes of computing weighted-average exercise prices.

(3)	Represents 6,072,093 shares available for issuance under our 2005 Equity Incentive Plan and 1,374,094 shares available for issuance under our Employee Stock Purchase Plan.

(4)	Reflects options outstanding which were granted under our 1998 Option Plan for Mergers and Acquisitions. In addition, Intuit has assumed options held by employees of several companies that we acquired. Of these, options to purchase an aggregate of 50,297 shares at a weighted-average exercise price of $10.05 per share were outstanding at July 31, 2006. These options are not included in the table.

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

1998 Option Plan for Mergers and Acquisitions

In November 1998, our Board adopted the 1998 Option Plan for Mergers and Acquisitions (the “1998 Plan”) to grant non-qualified stock options to individuals Intuit hires as a result of acquisitions of, or mergers with, other companies. The 1998 Plan terminated on December 9, 2004 when stockholders approved the 2005 Equity Incentive Plan. Options granted prior to that date remain outstanding pursuant to their original terms and conditions.

Shares Subject to the 1998 Plan. As of July 31, 2006, an aggregate of 1,194,068 shares remained issuable upon exercise of options granted under the 1998 Plan. If any option granted under the 1998 Plan expires or terminates for any reason without being exercised in full, the unexercised shares will not be available for grant by Intuit. All outstanding options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 1998 Plan.

Other Plan Terms. Options under the 1998 Plan could only be granted to employees, officers, consultants, independent contractors and advisors of Intuit or any parent, subsidiary or affiliate of Intuit hired as a result of a merger or acquisition and within 18 months following the completion of that acquisition or merger. If Intuit were acquired and the acquiring corporation did not assume or replace the awards granted under the 1998 Plan, or if Intuit were to liquidate or dissolve, all outstanding awards would become fully vested at such time and on such conditions as the Board determined, and the awards would expire at the closing of the transaction or at the time of dissolution or liquidation. If Intuit were acquired and the acquiring company assumed the outstanding options under the 1998 Plan, options granted on or after May 31, 2002 would accelerate as to 12 months of vesting if the optionee were terminated within one year following the acquisition.

APPENDIX A
INTUIT INC.
Supplemental Information for the Compensation Committee Report of the
Proxy Statement for the 2006 Annual Meeting of Stockholders
INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES AND
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP MEASURES

The Compensation Committee Report beginning on page 18 of this proxy statement contains non-GAAP financial measures. Table 1 on page A-3 of this proxy statement reconciles the non-GAAP financial measures in that report to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related costs, or the other excluded items that may impact their business units’ operating income (loss) and, accordingly, we exclude these amounts from our measures of segment performance. We also exclude these amounts from our budget and planning process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods with results for past periods. We exclude the following items from our non-GAAP financial measures:

•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and purchases of common stock under our Employee Stock Purchase Plan, which we began recording under SFAS 123(R) in the first quarter of fiscal 2006, and expenses for restricted stock and restricted stock units, which we recorded under GAAP accounting rules for all periods presented. Segment managers are not held accountable for share-based compensation expenses impacting their business units’ operating income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of segment performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.
•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and segment managers are not held accountable for the acquisition-related costs impacting their business units’ operating income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude these items from our non-GAAP financial measures for these reasons, the other reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.
•	Gains and losses on disposals of businesses. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.
•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.
•	Income taxes. Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates for those periods because non-GAAP income tax expense or benefit excludes certain GAAP discrete tax items, including the reversal of reserves related to potential income tax exposures that have been resolved. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.

The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

(A)	Operating income (loss). We exclude share based compensation expenses, amortization of purchased intangible assets and acquisition-related charges from our GAAP operating income (loss) from continuing operations in arriving at our non-GAAP operating income (loss) primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these expenses from our non-GAAP financial measures also facilitates the comparison of results for fiscal 2006 with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income (loss) because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

(B)	Net income (loss) and net income (loss) per share (or earnings per share). We exclude share based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, net gains on marketable equity securities and other investments, gains and losses on disposals of businesses, certain discrete tax items and amounts related to discontinued operations from our GAAP net income (loss) and net income (loss) per share in arriving at our non-GAAP net income (loss) and net income (loss) per share. We exclude all of these items from our non-GAAP net income (loss) and net income (loss) per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these items from our non-GAAP financial measures also facilitates the comparison of results for fiscal 2006 with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income (loss) and net income (loss) per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude net gains on marketable equity securities and other investments from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operating results. Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates for those periods because our non-GAAP income tax expense or benefit excludes certain GAAP discrete tax items, including the reversal of reserves related to potential income tax exposures that have been resolved. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income and net income per share were as follows: 34% for fiscal 2001, 33% for fiscal 2002 and fiscal 2003, 34% for fiscal 2004, 35% for fiscal 2005 and 37% for fiscal 2006. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operations.

We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

TABLE 1

INTUIT INC.
RECONCILIATION OF HISTORICAL NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	GAAP	Adjustments		Non-GAAP

Twelve months ended July 31, 2001
Revenue	$1,096,062	$—		$1,096,062
Operating income (loss)	$(81,358)	$265,524	[a]	$184,166
Net income (loss)	$(82,793)	$242,353	[b]	$159,560
Diluted net income (loss) per share	$(0.20)	$0.57	[b]	$0.37
Diluted shares	415,918	N/A		430,710

Twelve months ended July 31, 2002
Revenue	$1,310,325	$—		$1,310,325
Operating income	$50,702	$225,352	[c]	$276,054
Net income	$140,160	$63,072	[d]	$203,232
Diluted net income per share	$0.32	$0.15	[d]	$0.47
Diluted shares	435,794	—		435,794

Twelve months ended July 31, 2003
Revenue	$1,597,071	$—		$1,597,071
Operating income	$338,620	$47,853	[e]	$386,473
Net income	$343,034	$(58,348)	[f]	$284,686
Diluted net income per share	$0.81	$(0.14)	[f]	$0.67
Diluted shares	421,910	—		421,910

Twelve months ended July 31, 2004
Revenue	$1,802,224	$—		$1,802,224
Operating income	$419,483	$39,853	[g]	$459,336
Net income	$317,030	$6,196	[h]	$323,226
Diluted net income per share	$0.79	$0.02	[h]	$0.81
Diluted shares	400,162	—		400,162

Twelve months ended July 31, 2005
Revenue	$2,037,703	$—		$2,037,703
Operating income	$524,098	$32,285	[i]	$556,383
Net income	$381,627	$(2,601)	[j]	$379,026
Diluted net income per share	$1.01	$—	[j]	$1.01
Diluted shares	376,796	—		376,796

Twelve months ended July 31, 2006
Revenue	$2,342,303	$—		$2,342,303
Operating income	$559,544	$94,600	[k]	$654,144
Net income	$416,963	$20,312	[l]	$437,275
Diluted net income per share	$1.16	$0.05	[l]	$1.21
Diluted shares	360,471	—		360,471

See “About Non-GAAP Financial Measures” immediately preceding this Table 1 for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure. All share and per share figures in this Table 1 retroactively reflect our July 2006 two-for-one common stock split.

[a]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $2.5 million; amortization of purchased intangible assets of $14.9 million; acquisition-related charges of $247.8 million; and a charge for purchased research and development of $0.2 million.
[b]	Reflects the adjustments in item [a]; an adjustment for net losses on marketable equity securities and other investments of $98.1 million; an adjustment for net loss on divesture of businesses of $15.3 million; and income taxes related to these adjustments. Also reflects adjustments for certain discrete GAAP tax items; for net income from discontinued operations of $27.5 million; and for the cumulative after-tax effect of an accounting change of $14.3 million.
[c]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $2.5 million; amortization of purchased intangible assets of $7.1 million; acquisition-related charges of $159.3 million; a loss on impairment of goodwill and purchased intangible assets of $27.3 million; a charge for purchased research and development of $2.2 million; and a loss on impairment of long-lived asset of $27.0 million.
[d]	Reflects the adjustments in item [c]; an adjustment for net losses on marketable equity securities and other investments of $15.5 million; an adjustment for net gain on divesture of business of $8.3 million; and income taxes related to these adjustments. Also reflects adjustments for certain discrete GAAP tax items and for net income from discontinued operations of $86.4 million.
[e]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $2.7 million; amortization of purchased intangible assets of $11.4 million; acquisition-related charges of $32.7 million; and a charge for purchased research and development of $1.1 million.
[f]	Reflects the adjustments in item [e]; an adjustment for net gains on marketable equity securities and other investments of $10.9 million; and income taxes related to these adjustments. Also reflects adjustments for certain discrete GAAP tax items and for net income from discontinued operations of $82.9 million.
[g]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $6.2 million; amortization of purchased intangible assets of $10.2 million; and acquisition-related charges of $23.4 million.
[h]	Reflects the adjustments in item [g]; an adjustment for net gains on marketable equity securities and other investments of $1.7 million; and income taxes related to these adjustments. Also reflects adjustments for certain discrete GAAP tax items, including the reversal of $35.7 million in reserves related to potential income tax exposures that were resolved, and for net loss from discontinued operations of $6.3 million.
[i]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $5.5 million; amortization of purchased intangible assets of $10.3 million; and acquisition-related charges of $16.5 million.
[j]	Reflects the adjustments in item [i]; an adjustment for net gains on marketable equity securities and other investments of $5.2 million; and income taxes related to these adjustments. Also reflects adjustments for certain discrete GAAP tax items, including the reversal of $25.7 million in reserves related to potential income tax exposures that were resolved, and for net income from discontinued operations of $6.6 million.
[k]	Reflects adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $71.4 million; amortization of purchased intangible assets of $9.9 million; and acquisition-related charges of $13.3 million.
[l]	Reflects the adjustments in item [k]; an adjustment for net gains on marketable equity securities and other investments of $7.6 million; and income taxes related to these adjustments. Also reflects adjustments for certain discrete GAAP tax items, including $10.1 million in tax on the gain on the sale of our Master Builder business, and for net income from discontinued operations of $39.5 million.

APPENDIX B
INTUIT INC.

CHARTER OF THE
AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS
as amended July 26, 2006

A.	PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Intuit Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s financial accounting, reporting, and controls. The Committee’s principal functions are as follows:

•	Oversee the Company’s relationship with its independent auditors, including selecting, evaluating and setting the compensation of the independent auditors and overseeing the qualifications, independence and performance of the independent auditors.

•	Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

•	Monitor the performance of the Company’s internal audit function.

The independent auditors shall report directly to the Committee.

In order to serve these functions, the Committee shall have direct access to Company personnel and documents, and shall have authority to conduct any investigation into any matters appropriate to fulfilling its responsibilities. The Committee may retain, at the Company’s expense, outside legal, accounting or other advisers, consultants or experts of its choice that it deems necessary in the performance of its duties. The Company shall provide appropriate funding to the Committee, as determined by the Committee in its capacity as a committee of the Board, for payment of (1) compensation to the independent auditors for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee pursuant to this Charter, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or determine whether the Company’s financial statements are complete and prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

B.	MEMBERSHIP

Members of the Committee and a Chairman of the Committee shall be appointed by the Board based upon the recommendation of the Nominating and Governance Committee, and shall serve at the discretion of the Board.

The Committee shall consist of at least three members of the Board. Each member shall be “independent,” as defined in the rules and regulations of The Nasdaq Stock Market (“Nasdaq”) applicable to directors and audit committee members. In addition, each Committee member shall be financially literate, as determined by the Board, at least one Committee member shall be an “audit committee financial expert,” as determined by the Board in accordance with Securities and Exchange Commission (“SEC”) rules, and at least one member shall be “financially sophisticated,” as determined in accordance with Nasdaq rules. No member of the Committee may have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years.

C.	RESPONSIBILITIES

The Committee’s responsibilities shall include the following, and it may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.	Responsibilities Relating to Independent Auditors

•	The Committee shall have the sole authority and responsibility to select (and submit for ratification by the Company’s stockholders), evaluate and if necessary replace the independent auditors. The Committee shall have the authority and responsibility to determine the compensation of, and oversee the performance of, the independent auditors, and shall also resolve any disagreements between management and the independent auditors regarding financial reporting.

•	The Committee shall review the continuing independence of the independent auditors, including obtaining and reviewing, on at least an annual basis, a letter from the independent auditors delineating all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, actively engaging in a dialog with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and taking appropriate action to oversee the independence of the auditors.

•	The Committee shall establish a policy regarding the hiring by the Company of current and former employees of its independent auditors.

•	The Committee shall review the general scope and plan for the independent auditors’ annual audit.

•	The Committee shall pre-approve all services permitted by applicable law to be provided by the Company’s independent auditors to the Company and/or any of its subsidiaries. The Committee shall establish pre-approval policies and procedures, as permitted by applicable law and the rules and regulations of the SEC, for the engagement of independent auditors to render services to the Company, which may include but not be limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that the pre-approval decision is presented to the Committee at its next regularly scheduled meeting.

•	The Committee shall discuss with the independent auditors and the Company’s financial management the results of the annual audit, including comments or recommendations of the independent auditors.

•	The Committee shall meet at least quarterly with the Company’s independent auditors, without members of management present.

2.	Responsibilities Relating to the Internal Audit Department

•	The Committee shall have supervisory responsibility for the head of the Internal Audit Department, who shall report directly to the Committee. The Committee will confirm the compensation for the head of the Internal Audit Department following the determination and approval of such compensation (and any changes thereto) by the Compensation and Organizational Development Committee of the Board.

•	The Committee shall annually review the Company’s Internal Audit Department, including the proposed audit plans for the coming year, and assess the department’s independence from management.

•	The Committee shall review significant reports prepared by the Internal Audit Department.

•	The Committee shall meet at least twice each year with the Company’s Internal Auditor, without members of management present.

3.	Financial Reporting

•	In consultation with management, the independent auditors and the Internal Audit Department, the Committee shall consider the integrity of the accounting and financial reporting processes and controls of the Company. This consideration shall encompass (1) meeting periodically with the independent auditors, the internal auditors, and financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures; and (2) reviewing significant findings prepared by the independent auditors and the internal auditors, together with management’s responses.

•	The Committee shall review, prior to releasing to the public the substance and presentation of financial information in the Company’s annual earnings releases, as well as the annual financial statements to be included in the Company’s Form 10-Ks. This review shall include a discussion of the matters required to be addressed by SAS 61, as amended, including (1) discussions with management and the independent auditors concerning any significant issues regarding accounting principles, practices and judgments (including any changes in accounting principles), and (2) discussions with the independent auditors’ concerning their judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	The Committee shall perform similar reviews with respect to the Company’s Form 10-Qs and quarterly earnings press releases.

•	In connection with the Committee’s review of the quarterly and annual financial statements, the Committee shall discuss with management and the independent auditors the Company’s selection, application and disclosure of critical accounting policies, any significant changes in the Company’s accounting policies and any proposed changes in accounting or financial reporting that may have a significant impact on the Company.

•	The Committee shall obtain and review reports from the independent auditors required by applicable SEC rules and professional standards.

•	The Committee shall recommend to the Board whether the annual financial statements should be included in the Annual Report on Form 10-K, based on (1) the Committee’s review and discussion with management of the annual financial statements, (2) the Committee’s discussion with the independent auditors of the matters required to be discussed by SAS 61, as amended and (3) the Committee’s review and discussion with the independent auditors of the independent auditors’ independence and the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1.

•	The Committee, from time to time, shall receive reports from the independent auditors and management regarding, and shall review and discuss, the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in internal controls reported to the Committee.

•	The Committee, from time to time, shall receive reports from management regarding, and shall review and discuss the adequacy and effectiveness of, the Company’s disclosure controls and procedures.

4.	Other

•	The Committee shall review and approve all related party transactions for which Committee approval is required by applicable law (including SEC rules and Nasdaq rules).

•	The Committee shall establish and oversee procedures to receive and process complaints regarding accounting, internal accounting controls or auditing matters, and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

•	The Committee shall annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the SEC, as they may be amended from time to time.

•	The Committee shall review and assess the adequacy of this Charter at least once annually and recommend any proposed changes to the Board. The Committee shall publish this Charter with its proxy statement to the extent required by SEC or Nasdaq rules.

•	The Committee shall participate in annual evaluations of its performance, overseen by the Board or the Nominating and Governance Committee.

•	The Committee may perform any other activities that are consistent with this Charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate, including without limitation the approval of stock repurchase programs or other financial matters that may be delegated by the Board from time to time.

D.  OTHER MATTERS

1.	Meetings of the Committee shall be held at least quarterly, and more often as necessary, as determined by the Committee.

2.	The Committee will maintain written minutes of its meetings, which will be filed with the Company’s minute book along with the minutes of the meetings of the Board.

3.	In accordance with the Company’s Bylaws, the Committee may take action by unanimous written consent.

4.	The Committee shall regularly report to the Board on its activities.

5.	A majority of the members of the Committee shall constitute a quorum for the transaction of business.

INTUIT INC.
2005 EQUITY INCENTIVE PLAN
(As amended by the Committee on October 24, 2006 and approved by stockholders on ___, 2006)
(Numbers within revised to reflect 2-for-1 Stock Split Effective July 7, 2006)
     1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent or Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights (SARs) and Restricted Stock Units. Capitalized terms not defined in the text are defined in Section 26.
     2. SHARES SUBJECT TO THE PLAN.
          2.1 Number of Shares Available. Subject to Sections 2.2 and 21, 36,000,000 Shares are available for grant and issuance under the Plan. Shares that are subject to: (a) issuance upon exercise of an Option or SAR granted under this Plan but cease to be subject to the Option or SAR for any reason other than exercise of the Option; (b) an Award granted under this Plan but are forfeited or are repurchased by the Company at the original issue price; or (c) an Award granted under this Plan that otherwise terminates without Shares being issued, will return to the pool of Shares available for grant and issuance under this Plan. In any fiscal year of the Company no more than fifty percent (50%) of the Shares subject to Awards granted in such fiscal year may have an Exercise Price or Purchase Price per Share that is less than Fair Market Value on the applicable date of grant. In order that ISOs may be granted under this Plan, no more than 36,000,000 shares shall be issued as ISOs. The Company may issue Shares which are authorized but unissued or treasury shares pursuant to the Awards granted under this Plan. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options and SARs granted under the Plan and all other outstanding but unvested Awards granted under the Plan.
          2.2 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, extraordinary dividend of cash or stock or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance under the Plan and the limits that are set forth in Section 2.1; (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs; (c) the number of Shares subject to other outstanding Awards; (d) the 4,000,000 and 6,000,000 maximum number of shares that may be issued to an individual in any one calendar year set forth in Section 3; and (e) the number of Shares that are granted as Options to Non-Employee Directors as set forth in Section 10, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.
     3. ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary. All other Awards may be granted to employees (including officers and directors who are also employees), non-employee directors and consultants of the Company or any Parent or Subsidiary; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Committee (or its designee under 4.1(c)) will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than 4,000,000 Shares issuable under Awards granted in any calendar year, other than new employees of the Company or of a Parent or Subsidiary (including new employees who are also officers and directors of the Company or any Parent or Subsidiary), who are eligible to receive up to a maximum of 6,000,000 Shares issuable under Awards granted in the calendar year in which they commence their employment.
     4. ADMINISTRATION.
          4.1 Committee Authority. The Plan shall be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Non-Employee Directors pursuant to Section 10 hereof, and subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:
(a)	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the subplans, forms and agreements used in connection with the Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration both domestically and abroad, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c)	select persons to receive Awards; provided that the Committee may delegate to one or more Executive Officers (who would also be considered “officers” under Delaware law) the authority to grant an Award under the Plan to Participants who are not Insiders;

(d)	determine the terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability, transferability, and payment of Awards;

(i)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned;

(k)	amend the Plan; or

(l)	make all other determinations necessary or advisable for the administration of the Plan.
          4.2 Committee Interpretation and Discretion. Except for automatic grants to Non-Employee Directors pursuant to Section 10 hereof, any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant. The Committee may delegate

2

to one or more Executive Officers, the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and Participant. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of immediate taxation and/or tax penalities under Section 409A of the Code.
     5. OPTIONS. The Committee may grant Options to eligible persons and will determine (a) whether the Options will be ISOs or NQSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, and (e) all other terms and conditions of the Option, subject to the provisions of this Section 5 and the Plan. Options granted to Non-Employee Directors pursuant to Section 10 hereof shall be governed by that Section.
          5.1 Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NQSO. Except as otherwise required by the terms of Options to Non-Employee Directors as provided in the terms of Section 10 hereof, the Stock Option Agreement will be substantially in a form and contain such provisions (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.
          5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan and the current Prospectus for the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Stock Option Agreement, Plan, the Prospectus and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
          5.3 Exercise Period and Expiration Date. An Option will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement governing such Option, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. The Stock Option Agreement shall set forth the last date that the Option may be exercised (the “Expiration Date”); provided that no Option will be exercisable after the expiration of seven years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines.
          5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and, subject to the limit of Section 2.1, may be less than Fair Market Value (but not less than the par value of the Shares); provided that (i) the Exercise Price of an ISO will not be less than the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 of the Plan and the Stock Option Agreement.
          5.5 Procedures for Exercise. A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company’s electronic mail system.
          5.6 Termination.
      (a) Vesting. Any Option granted to a Participant will cease to vest on the Participant’s Termination Date, if the Participant is Terminated for any reason other than “total disability” (as defined in this Section 5.6(a)) or

3

death. Any Option granted to a Participant who is an employee who has been actively employed by the Company or any Subsidiary for one year or more or who is a director, will vest as to 100% of the Shares subject to such Option, if the Participant is Terminated due to “total disability” or death. For purposes of this Section 5.6(a), “total disability” shall mean: (i) (A) for so long as such definition is used for purposes of the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Participant is unable to perform each of the material duties of any gainful occupation for which the Participant is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Participant from engaging in any employment or occupation for wage or profit; or, (B) if such definition has changed, such other definition of “total disability” as determined under the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan; and (ii) the Company shall have received from the Participant’s primary physician a certification that the Participant’s total disability is likely to be permanent. Any Option held by an employee who is Terminated by the Company, or any Subsidiary or Parent within one year following the date of a Corporate Transaction, will immediately vest as to such number of Shares as the Participant would have been vested in twelve months after the date of Termination had the Participant remained employed for that twelve month period.
     (b) Post-Termination Exercise Period. Following a Participant’s Termination, the Participant’s Option may be exercised to the extent vested as set forth in Section 5.6(a):
          (i) no later than 90 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or
          (ii) no later than (A) twelve months after the Termination Date in the case of Termination due to Disability or (B) eighteen months after the Termination Date in the case of Termination due to death or if a Participant dies within three months of the Termination Date, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.
          5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.
          5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.
          5.9 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.
          5.10 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant’s rights under any Option previously granted; and provided, further that without stockholder approval, the modified, extended, renewed or new Option

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may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that unless prior stockholder approval is secured, the Exercise Price may not be reduced below that of the outstanding Option.
          5.11 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
     6. RESTRICTED STOCK AWARDS.
          6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the following:
          6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.
          6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and, subject to the limit of Section 2.1, may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company’s electronic mail system.
          6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
          6.5 Termination During Performance Period. If a Participant is Terminated during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

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     7. STOCK BONUS AWARDS.
          7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award, but the number of Shares awarded is subject to the limit of Section 2.1.
          7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
          7.3 Form of Payment to Participant. The Committee will determine whether the earned portion of a Stock Bonus Award will be paid to the Participant currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a Stock Bonus Award to a date or dates after the Stock Bonus Award is earned provided that the terms of the Stock Bonus Award and any deferral satisfy the requirements of Section 409A of the Code and provided further that payout shall not be deferred beyond March 15 of the year following the year of vesting unless a deferral election in compliance with Section 409A of the Code has been made. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, and in either a lump sum payment or in installments.
          7.4 Termination of Participant . In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.
     8. STOCK APPRECIATION RIGHTS.
          8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

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          8.2 Terms of SARs. The Committee will determine the terms of a SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, subject to the limit of Section 2.1, may be less than Fair Market Value (but not less than the par value of the Shares. A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria. The Exercise Price of an outstanding SAR may not be reduced without stockholder approval.
          8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the last date that the SAR may be exercised (the “Expiration Date”); provided that no SAR will be exercisable after the expiration of seven years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.
          8.4 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code and provided further that payout shall not be deferred beyond March 15 of the year following the year of vesting unless a deferral election in compliance with Section 409A of the Code has been made.
     9. RESTRICTED STOCK UNITS
          9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. The Committee may authorize the issuance of RSUs to certain eligible persons who elect to defer cash compensation. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan (including the limit set forth in Section 2.1).
          9.2 Terms of RSUs. The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods

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and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
          9.3 Form and Timing of Settlement. The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code and provided further that payout shall not be deferred beyond March 15 of the year following the year of vesting unless a deferral election in compliance with Section 409A of the Code has been made. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee determines.
     10. AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.1
          10.1 Eligibility. Non-Employee Directors are eligible for options granted pursuant to this Section 10.
          10.2 Initial Grant. Each Non-Employee Director who first becomes a member of the Board on or after July 26, 2006, will automatically be granted an option for 67,500 Shares on the date such Non-Employee Director first becomes a member of the Board. Each Option granted pursuant to this Section 10.2 shall be called an “Initial Grant”.
          10.3 Succeeding Grant. On each anniversary occuring on or after July 26, 2006, of an Initial Grant under this Plan (or under the Company’s 1996 Directors Stock Option Plan) each Non-Employee Director who has served continuously as a member of the Board during that period will automatically be granted an Option for 22,500 Shares. Each Option granted pursuant to this Section 10.3 shall be called a “Succeeding Grant”.
          10.4 Audit Committee Grants. Each Non-Employee Director who is appointed Chairperson of the Audit Committee, if any, on or after July 26, 2006, will automatically be granted an Option for 10,000 Shares on the day he or she is appointed (the “Audit Committee Chairperson Grant”). On each anniversary of a Non-Employee Director’s first Audit Committee Chairperson Grant on which the Non-Employee Director continues to be the Chairperson of the Audit Committee, the Non-Employee Director will automatically be granted an Option for 10,000 Shares (also an “Audit Committee Chairperson Grant”). Each Non-Employee Director who is appointed a new non-Chairperson member of the Audit Committee on or after July 26, 2006, will automatically be granted an Option for 7,500 Shares on the day he or she is appointed. The types of option grant referenced in the preceding two sentences or granted under this Section 10.4 prior to July 26, 2006, are each hereinafter referred to as an “Audit Committee Grant”. If on each subsequent anniversary occuring on or after July 26, 2006, of a Non-Employee Director’s first Audit Committee Grant, the Non-Employee Director is a non-Chairperson member of the Audit Committee and if the Non-Employee Director has been in continuous service on the Audit Committee since such Audit Committee Grant, then the Non-Employee Director will automatically be granted an Option for 7,500 Shares (each such Option a “Succeeding Audit Committee Grant”).
          10.5 Compensation and Organizational Development Committee Grants. Each Non-Employee Director who is appointed Chairperson of the Compensation and Organizational Development Committee, if any, on or after July 26, 2006, will automatically be granted an Option for 10,000 Shares on the day he or she is appointed (the “Compensation Committee Chairperson Grant”). On each anniversary of a Non-Employee Director’s first Compensation Committee Chairperson Grant on which the Non-Employee Director continues to be the Chairperson of the Compensation and Organizational Development Committee, the

[1]	The automatic grants referenced in this Section 10 reflect the amendment of the Plan adopted by the Board on July 26, 2006. Previously Initial Grants were for 45,000 shares, Succeeding Grants were for 15,000 shares and grants for service on a qualifying committee were for 10,000 shares.

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Non-Employee Director will automatically be granted an Option for 10,000 Shares (also a “Compensation Committee Chairperson Grant”). Each Non-Employee Director who is appointed a new non-Chairperson member of the Compensation and Organizational Development Committee on or after July 26, 2006, will automatically be granted an Option for 7,500 Shares on the day he or she is appointed. The types of option grant referenced in the preceding two sentences or granted under this Section 10.5 prior to July 26, 2006, are each hereinafter referred to as a “Compensation Committee Grant”. If on each subsequent anniversary occuring on or after July 26, 2006, of a Non-Employee Director’s first Compensation Committee Grant the Non-Employee Director is a non-Chairperson member of the Compensation and Organizational Development Committee and if the Non-Employee Director has been in continuous service on the Compensation and Organizational Development Committee since such Compensation Committee Grant, then the Non-Employee Director will automatically be granted an Option for 7,500 Shares (each such Option a “Succeeding Compensation Committee Grant”).
          10.6 Nominating & Governance Committee Grants. Each Non-Employee Director who is appointed Chairperson of the Nominating & Goverance Committee, if any, on or after July 26, 2006, will automatically be granted an Option for 10,000 Shares on the day he or she is appointed (the “Nominating & Goveranance Committee Chairperson Grant”). On each anniversary of a Non-Employee Director’s first Nominating & Goverance Committee Chairperson Grant on which the Non-Employee Director continues to be the Chairperson of the Nominating & Governance Committee, the Non-Employee Director will automatically be granted an Option for 10,000 Shares (also a “Nominating & Goverance Committee Chairperson Grant”). Each Non-Employee Director who is appointed a new non-Chairperson member of the Nominating & Governance Committee on or after July 26, 2006, will automatically be granted an Option for 7,500 Shares on the day he or she is appointed. The types of option grant referenced in the preceding two sentences or granted under this Section 10.6 prior to July 26, 2006, are each hereinafter referred to as a “Nominating & Governance Committee Grant”. If on each anniversary occuring on or after July 26, 2006, of a Non-Employee Director’s first Nominating & Goverance Committee Grant the Non-Employee Director is a non-Chairperson member of the Nominating & Governance Committee and if the Non-Employee Director has been in continuous service on the Nominating & Goverance Committee since such Nominating & Goverance Committee Grant, the Non-Employee Director will automatically be granted an Option for 7,500 Shares (each such Option a “Succeeding Nominating & Goverance Committee Grant”).
          10.7 Vesting and Exercisability
               (a) Initial Grants shall become exercisable as they vest as to 25% of the Shares upon the first anniversary of the date such Option is granted and an additional 2.0833% of the shares each month thereafter and become fully vested on the fourth anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.
               (b) Succeeding Grants shall become exercisable as they vest as to 50% of the Shares upon the first anniversary of the date such Option is granted and an additional 4.1666% of the Shares each month thereafter and become fully vested on the second anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.
               (c) Each Audit Committee Grant, Succeeding Audit Committee Grant, Compensation Committee Grant, Succeeding Compensation Committee Grant, Nominating & Governance Committee Grant and Succeeding Nominating & Goverance Committee Grant shall become exercisable as they vest as to 8.333% of the Shares each month following the date of grant and become fully vested on the first anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.
               (d) Any Option granted to a Non-Employee Director will vest as to 100% of the Shares subject to such Option, if the Non-Employee Director ceases to be a member of the Board or a consultant of the Company due to “total disability” or death. For purposes of this Section 10.7(d), “total disability” shall mean: (1) (i) for so long as such definition is used for purposes of the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Non-Employee Director is unable to perform each of the material duties of any gainful occupation for which the Non-Employee Director is or becomes

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reasonably fitted by training, education or experience and which total disability is in fact preventing the Non-Employee Director from engaging in any employment or occupation for wage or profit or (ii) if such definition has changed, such other definition of “total disability” as determined under the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan; and (2) the Company shall have received from the Non-Employee Director’s primary physician a certification that the Non-Employee Director’s total disability is likely to be permanent.
               (e) In the event of a Corporate Transaction, the vesting of all Options granted to Non-Employee Directors pursuant to this Section 10 will accelerate and such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised on or prior to the consummation of the corporate transaction, they shall terminate.
          10.8 Form of Option Grant. Each Option granted under this Section 10 shall be a NQSO and shall be evidenced by a Non-Employee Director Stock Option Grant Agreement in such form as the Committee shall from time to time approve and which shall comply with and be subject to the terms and conditions of this Plan.
          10.9 Exercise Price. The Exercise Price of each Option granted under this Section 10 shall be the Fair Market Value of the Share on the date the Option is granted. The Exercise Price of an outstanding Option may not be reduced without stockholder approval.
          10.10 Termination of Option. Except as provided in Section 10.7(e) or this Section 10.10, each Option granted under this Section 10 shall expire seven (7) years after its date of grant. The date on which the Non-Employee Director ceases to be a member of the Board or a consultant of the Company shall be referred to as the “Non-Employee Director Termination Date” for purposes of this Section 10.10. An Option may be exercised after the Non-Employee Director Termination Date only as set forth below:
               (a) Termination Generally. If the Non-Employee Director ceases to be a member of the Board or consultant of the Company for any reason except death or Disability, then each Option, to the extent then vested pursuant to Section 10.7 above, then held by such Non-Employee Director may be exercised by the Non-Employee Director within seven months after the Non-Employee Director Termination Date, but in no event later than the Expiration Date.
               (b) Death or Disability. If the Non-Employee Director ceases to be a member of the Board or consultant of the Company because of his or her death or Disability, then each Option, to the extent then vested pursuant to Section 10.7 above, then held by such Non-Employee Director may be exercised by the Non-Employee Director or his or her legal representative within twelve months after the Non-Employee Director Termination Date, but in no event later than the Expiration Date.
     11. PAYMENT FOR SHARE PURCHASES.
          11.1 Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:
(a)	in cash (by check);

(b)	in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of shares of the Company’s Common Stock;

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(d)	in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by waiver of compensation due or accrued to Participant for services rendered;

(e)	by tender of property; or

(f)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:
(1)	through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or

(2)	through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.
          11.2 Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 15 of the Plan.
     12. WITHHOLDING TAXES.
          12.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.
          12.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.
     13. PRIVILEGES OF STOCK OWNERSHIP. No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 15.

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     14. TRANSFERABILITY. No Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process; provided, however that with the consent of the Committee a Participant may transfer a NQSO to an Authorized Transferee. Transfers by the Participant for consideration are prohibited. Without such permission by the Committee, a NQSO shall like all other Awards under the Plan be exercisable (a) during a Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; and (b) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.
     15. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award Agreement), following the Participant’s Termination, at any time within ninety days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.
     16. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.
     17. ESCROW. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.
     18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.
     19. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.
     20. REPRICING PROHIBITED; EXCHANGE AND BUYOUT OF AWARDS. The repricing of Options or SARs is prohibited without prior stockholder approval. The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval, in the case of an Option or SAR exchange, and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the

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Participant shall agree; provided, however, that in no event will an Option with an Exercise Price above the Fair Market Value at the time of such proposed buyout be repurchased.
     21. CORPORATE TRANSACTIONS.
          21.1 Assumption or Replacement of Awards by Successor. Except as provided for in Section 10.7(e), in the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.
          21.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 21.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.
          21.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
     22. ADOPTION AND STOCKHOLDER APPROVAL. The Plan was adopted by the Compensation and Organizational Development Committee on August 26, 2004. The Plan shall become effective upon approval by stockholders of the Company, consistent with applicable laws.
     23. TERM OF PLAN. The Plan will terminate four years following the date it originally became effective upon approval by stockholders of the Company.
     24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or any rule promulgated thereunder or pursuant to the listing requirements of the national securities market on which the Shares are listed. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.
     25. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in

13

specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.
     26. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:
     (a) “Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NQSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.
     (b) “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right or Restricted Stock Unit.
     (c) “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
     (f) “Committee” means the Compensation and Organizational Development Committee of the Board or such other committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.
     (g) “Company” means Intuit Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
     (h) “Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
     (i) “Disability” means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.
     (j) “Effective Date” means the date stockholders approve the Plan pursuant to Section 22 of the Plan.

14

     (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
     (l) “Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.
     (m) “Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.
     (n) “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(1)	if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on such date or if such date is not a trading date, the closing price on the NASDAQ National Market on the last trading date that precedes such date;

(2)	if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3)	if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4)	if none of the foregoing is applicable, by the Board of Directors in good faith.
     (o) “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
     (p) “ISO” means an Incentive Stock Option within the meaning of the Code.
     (q) “NASD Dealer” means broker-dealer that is a member of the National Association of Securities Dealers, Inc.
     (r) “NQSO” means a nonqualified stock option that does not qualify as an ISO.
     (s) “Option” means an Award pursuant to Section 5 of the Plan.
     (t) “Non-Employee Director” means a member of the Company’s Board of Directors who is not a current or former employee of the Company or any Parent or Subsidiary.
     (u) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     (v) “Participant” means a person who receives an Award under the Plan.
     (w) “Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
(1)	Net revenue and/or net revenue growth;

15

(2)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3)	Operating income and/or operating income growth;

(4)	Net income and/or net income growth;

(5)	Earnings per share and/or earnings per share growth;

(6)	Total stockholder return and/or total stockholder return growth;

(7)	Return on equity;

(8)	Operating cash flow return on income;

(9)	Adjusted operating cash flow return on income;

(10)	Economic value added; and

(11)	Individual business objectives.
     (x) “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.
     (y) “Plan” means this Intuit Inc. 2005 Equity Incentive Plan, as amended from time to time.
     (z) “Prospectus” means the prospectus relating to the Plan, as amended from time to time, that is prepared by the Company and delivered or made available to Participants pursuant to the requirements of the Securities Act.
     (aa) “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.
     (bb) “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.
     (cc) “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.
     (dd) “RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 9 of the Plan.
     (ee) “SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 8 of the Plan.
     (ff) “SEC” means the Securities and Exchange Commission.
     (gg) “Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.
     (hh) “Shares” means shares of the Company’s Common Stock $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.
     (ii) “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.
     (jj) “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

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     (kk) “Stock Option Agreement” means the agreement which evidences a Stock Option, granted pursuant to Section 5 of the Plan.
     (ll) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     (mm) “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.
     (nn) “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

17

INTUIT INC.
EMPLOYEE STOCK PURCHASE PLAN
(As amended by the Committee on October 24, 2006 and approved by stockholders on ___, 2006)
(Numbers within revised to reflect 2-for-1 Stock Split Effective July 7, 2006)
     1. Establishment of Plan. The Company proposes to grant options for purchase of the Company’s Common Stock, $0.01 par value, to eligible employees of the Company and Participating Subsidiaries pursuant to this Plan. A total of 13,800,000 shares of the Company’s Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Capitalized terms not defined in the text are defined in Section 26 below. Any term not expressly defined in this Plan that is defined in Section 423 of the Code shall have the same definition herein.
     2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.
     3. Administration. This Plan shall be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan and any agreement or document executed pursuant to this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee shall have full power and authority to prescribe, amend and rescind rules and regulations relating to this Plan, including determining the subplans, forms and agreements used in connection with this Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel or her designee, the authority to approve revisions to the forms and agreements used in connection with this Plan that are designed to facilitate administration of the Plan both domestically and abroad and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan. The Committee may amend this Plan as described in Section 25 below. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Committee members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.
     4. Eligibility.
         (a) Any employee of the Company or of any Participating Subsidiary is eligible to participate in an Offering Period under this Plan, except the following:
                    (i) employees who are not employed fifteen (15) days before the beginning of such Offering Period; and
                    (ii) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of

Intuit Inc.
Employee Stock Purchase Plan
all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.
          (b) An individual who provides services to the Company, or any Participating Subsidiary, as an independent contractor shall not be considered an “employee” for purposes of this Section 4 or this Plan, and shall not be eligible to participate in the Plan, except during such periods as the Company or the Participating Subsidiary, as applicable, is required to withhold U.S. federal employment taxes for the individual. This exclusion from participation shall apply even if the individual is reclassified as an employee, rather than an independent contractor, for any purpose other than U.S. federal employment tax withholding.
     5. Offering Dates.
          (a) Offering Periods shall be of three (3) months duration commencing on each June 16, September 16, December 16 and March 16 and ending on the following September 15, December 15, March 15 and June 15, respectively.
          (b) The Committee shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.
     6. Participation in this Plan. An eligible employee may become a Participant in an Offering Period on the first Offering Date after satisfying the eligibility requirements by following the enrollment procedures established by the Company and enrolling in the Plan by the enrollment deadline established by the Company before such Offering Date. The enrollment deadline shall be the same for all eligible employees with respect to a given Offering Period. An eligible employee who does not timely enroll after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee follows the enrollment procedures established by the Company and enrolls in this Plan by the enrollment deadline established by the Company before a subsequent Offering Date. A Participant will automatically participate in each Offering Period commencing immediately following the last day of the prior Offering Period unless he or she withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Sections 11 or 12 below. A Participant is not required to file any additional agreement in order to continue participation in this Plan. An employee may only participate in one Offering Period at a time.
     7. Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during the applicable Accrual Period in such Offering Period by (b) the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock); provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the maximum number of shares which may be purchased pursuant to Sections 10(a), 10(b) or 10(c) below with

Intuit Inc.
Employee Stock Purchase Plan
respect to the applicable Accrual Period. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.
     8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold to Participants in any Offering Period shall be eighty-five percent (85%) of the lesser of:
          (a) The Fair Market Value on the Offering Date; or
          (b) The Fair Market Value on the Purchase Date;
provided, however, that in no event may the purchase price per share of the Company’s Common Stock be below the par value per share of the Company’s Common Stock.
     9. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.
          (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Accrual Period. The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Committee. Compensation shall mean base salary and commissions. Payroll deductions shall commence on the first payday of each Accrual Period and shall end on the last payday that occurs in such Accrual Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, if the last payday that occurs in an Accrual Period is within five business days prior to the Purchase Date, the last payday may be deemed to be the immediately preceding payday, provided that such determination is made and announced prior to the scheduled beginning of the applicable Accrual Period.
          (b) A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions before the beginning of such Offering Period by the deadline established by the Company and in accordance with the Company’s administrative procedures for the Plan.
          (c) All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
          (d) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not timely submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a Participant’s account after such purchase of shares because the amount is insufficient to purchase a whole share shall be returned to the Participant, without interest. Any cash remaining in a Participant’s account after such purchase due to the limitations in Section 10 below shall be returned to the Participant, without interest. Subject to Section 12 below, no Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

Intuit Inc.
Employee Stock Purchase Plan
          (e) As promptly as practicable after the Purchase Date, the Company shall deliver shares representing the shares purchased.
          (f) During a Participant’s lifetime, such Participant’s option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares issued for the benefit of a Participant under this Plan will be issued to an account in the name of the Participant. The Company may require shares to be issued to an account established by a broker dealer approved by the Company.
     10. Limitations on Shares to be Purchased.
          (a) No Participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee is a Participant in this Plan.
          (b) No Participant shall be entitled to purchase more than the Maximum Share Amount on any single Purchase Date. Prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a Maximum Share Amount. In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(e) below. If a new Maximum Share Amount is set, then all Participants must be notified of such Maximum Share Amount prior to the deadline established by the Company to enroll or change the rate of payroll deductions for the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.
          (c) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected thereby.
          (d) Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the Participant as soon as practicable after the end of the applicable Accrual Period, without interest.
     11. Withdrawal.
          (a) Each Participant may withdraw from an Offering Period under this Plan by withdrawing from the Plan in accordance to the procedures established by the Company by the deadline established by the Company for withdrawals.
          (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest, and his or her interest in this Plan shall terminate. In the event a Participant withdraws from this Plan in accordance with Section 11(a), he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such

Intuit Inc.
Employee Stock Purchase Plan
withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above in Section 6 for initial participation in this Plan.
     12. Termination of Employment.
          (a) Termination of a Participant’s employment for any reason, including retirement, death or the failure of a Participant to remain an eligible employee under Section 4 above, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest.
          (b) For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain an eligible employee in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
     13. Return of Payroll Deductions. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated, the Company shall promptly deliver to the Participant all payroll deductions credited to such Participant’s account. No interest shall accrue on the payroll deductions of a Participant in this Plan.
     14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; and provided further, that the price per share of Common Stock shall not be reduced below its par value per share. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
     In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action and the accrued payroll deductions will be returned to each Participant without interest, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, shorten each Offering Period in progress and establish a new Purchase Date (the “Special Purchase Date”) upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase whole shares with any remaining cash balance in a Participant’s account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted

Intuit Inc.
Employee Stock Purchase Plan
by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation does not assume or substitute such options, the Committee shall shorten each Offering Period in progress and establish a Special Purchase Date upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase whole shares with any remaining cash balance in a Participant’s account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. The price at which each share may be purchased on such Special Purchase Date shall be calculated in accordance with Section 8 above as if “Purchase Date” were replaced by “Special Purchase Date”.
     The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; provided, that the price per share of Common Stock shall not be reduced below its par value per share.
     15. Nonassignability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
     16. Reports. Individual accounts will be maintained for each Participant in this Plan. Each Participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and any cash remaining in the Participant’s account after the shares are purchased.
     17. Notice of Disposition. In order that the Company may properly report the compensation attributable to a Participant’s disposition of shares purchased under this Plan, the Company may require Participants to keep shares purchased under this Plan in an account established with a broker dealer approved by the Company until the Participant sells, gifts or transfers such shares by descent or distribution. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
     18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.
     19. Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

Intuit Inc.
Employee Stock Purchase Plan
     20. Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Term; Stockholder Approval. This Plan became effective October 7, 1996, the date on which it was adopted by the Board and was approved by the stockholders of the Company, in a manner permitted by applicable corporate law, within twelve (12) months after the date this Plan was adopted by the Board. No purchase of shares pursuant to this Plan occurred prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board or the Committee (which termination may be effected at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) July 27, 2015.
     22. Death of a Participant. In the event of a Participant’s death, payroll deductions in his or her account shall be refunded to the Participant’s legal representative in accordance with the Company’s then current Payroll Department’s procedures for payment of a deceased employees’ wages. Any shares purchased under the Plan on behalf of a Participant are to be treated in accordance with the Participant’s will or the laws of descent and distribution.
     23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     24. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.
     25. Amendment or Termination of this Plan. The Committee may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any Participant.
Notwithstanding the prohibition against affecting options previously granted under this Plan, this Plan or an Offering Period may be terminated by the Committee on a Purchase Date or by the Committee’s setting a new Purchase Date with respect to an Offering Period then in progress if the Committee determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change in the generally accepted accounting rules or interpretations thereof that are applicable to this Plan.
The Company must obtain stockholder approval for each amendment of this Plan for which stockholder approval is required by the Code, the rules of any stock exchange or automated quotation system upon which the Company’s shares may then be listed, or any other applicable laws or regulation. Such stockholder approval must be obtained, in a manner permitted by applicable corporate law, within twelve (12) months of the adoption of such amendment by the Committee.

Intuit Inc.
Employee Stock Purchase Plan
     26. Definitions.
(a)	“Accrual Period” means the three-month period coinciding with the Offering Period during which payroll deductions are accumulated.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Compensation and Organizational Development Committee appointed by the Board. The Committee is comprised of at least two (2) members of the Board, all of whom are Outside Directors.

(e)	“Company” means Intuit Inc., a Delaware corporation.

(f)	“Fair Market Value” means as of any date, the value of a share of the Company’s Common Stock determined as follows:
(i) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;
(ii) if such Common Stock is publicly traded and is then listed on a national securities exchange, its last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;
(iii) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market or listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in The Wall Street Journal, for the over-the-counter market; or
(iv) if none of the foregoing is applicable, by the Board in good faith.
(g)	“Maximum Share Amount” means the maximum number of shares which may be purchased by any employee at any single Purchase Date.

(h)	“Notice Period” is the period beginning two (2) years from the Offering Date and one (1) year from the Purchase Date on which such shares were purchased.

(i)	“Offering Date” is the first business day of each Offering Period.

(j)	“Offering Period” means a three-month period containing a single three-month Accrual Period.

(k)	“Outside Directors” means outside directors within the meaning of Code Section 162(m).

Intuit Inc.
Employee Stock Purchase Plan
(l)	“Participating Subsidiaries” means Subsidiaries that have been designated by the Committee from time to time as eligible to participate in this Plan.

(m)	“Plan” means this Intuit Inc. Employee Stock Purchase Plan, as amended from time to time.

(n)	“Parent Corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Code Sections 424(e) and 424(f).

(o)	“Participant” means an employee who meets the eligibility requirements of Section 4 above and timely enrolls in the Plan in accordance with Section 6 above.

(p)	“Purchase Date” is the last business day of each Accrual Period.

(q)	“Reserves” means (i) the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and (ii) the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option.

INTUIT INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 15, 2006
The undersigned hereby appoints Stephen M. Bennett and Laura A. Fennell, or any of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Intuit Inc. to be held at 8:30 a.m. Pacific Standard Time on December 15, 2006, at Intuit’s offices at 2600 Casey Avenue, Mountain View, California, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters described on this proxy.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTUIT. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, AND 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission, and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.
(Continued, and to be marked, dated and signed, on the other side)

INTUIT INC. 2600 CASEY AVENUE MOUNTAIN VIEW, CA 94043	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage- paid envelope we have provided or return it to Intuit Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET OR BY PHONE

Please date, sign and mail your proxy card back as soon as possible! Annual Meeting of Stockholders INTUIT INC. December 15, 2006	ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Intuit Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INTUIT	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTUIT INC.
The Board of Directors recommends that you vote FOR the election of all nominees for election to the Board of Directors and FOR proposals 2, 3, and 4.

1.	ELECTION OF DIRECTORS. Nominees:		For	Withhold	For All
	01) Stephen M. Bennett	06) Diane B. Greene	All	All	Except
	02) Christopher W. Brody	07) Michael R. Hallman
	03) William V. Campbell	08) Dennis D. Powell	☐	☐	☐
	04) Scott D. Cook	09) Stratton D. Sclavos
05) L. John Doerr

To withhold authority to vote for a particular nominee, mark “For All Except” and write the nominee’s number on the line below.

		For	Against	Abstain
Vote On Proposals

2.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007;	☐	☐	☐

3.	Approve the amendment to our 2005 Equity Incentive Plan;	☐	☐	☐

4.	Approve the amendment to our Employee Stock Purchase Plan;	☐	☐	☐

5.	Transact any other business that is properly presented at the Meeting or any adjournment or postponement of the Meeting.
NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in the name of the corporation by an authorized officer. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.

		Yes	No
HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date